======================================================

            SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C.  20549



                       FORM 8-K



    Current Report Pursuant to Section 13 or 15(d) of
         The Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): April 1, 1999



            THE STANDARD REGISTER COMPANY



Incorporated under the laws of Ohio



Commission File No. 01-1097
                        IRS Employer Identification No. 31-0455440


 600 Albany Street, Dayton, Ohio                   45401
_________________________________________________________________
(Address of Principal Executive Offices)         (Zip Code)


                           (937) 443-1000
_____________________________________________________________
        Registrant's Telephone Number, Including Area Code



===============================================================

Item 2.  Acquisition or Disposition of Assets

On April 1, 1999 (the "Closing Date"), The Standard Register Company (the "Registrant"), an Ohio corporation, sold the assets, properties and business of its Communicolor Division (the "Division") to R. R. Donnelley & Sons Company (the "Buyer"), a Delaware corporation. The Division is a direct mail printing operation that employs 550 people in Newark, Ohio and Eudora, Kansas and generated about $97 million in sales in 1998.

In accordance with the Asset Purchase Agreement (the "Agreement"), Buyer paid to Registrant $98 million (the "Purchase Price") in cash on the Closing Date and also assumed as of the Closing Date certain specified liabilities. The Agreement provides that the Purchase Price is subject to adjustment for changes, among other things, in the book value of the Division since September 27, 1998. Such an adjustment to the Purchase Price will be determined after completion of a closing balance sheet of the Division as at the Closing Date. Such closing balance sheet must be delivered by Registrant to Buyer within 30 days of the Closing Date. Any unresolved dispute among the parties concerning a possible adjustment to the Purchase Price will be subject to final determination by an independent accounting firm.

Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits

(a) Financial Statements of Business Acquired

Not applicable

(b) Pro Forma Financial Information

The following pro forma financial information is filed as part of this report:

Pro Forma Condensed Balance Sheet at January 3, 1999
Pro Forma Condensed Statement of Income for the Fifty-three Weeks
Ended January 3, 1999

The Pro Forma Condensed Balance Sheet of the Registrant at January 3, 1999 reflects the financial position of the Registrant after giving effect to the disposition of the assets and assumption of the liabilities discussed in Item 2 and assumes the disposition took place on January 3, 1999. The Pro Forma Condensed Statement of Income for the fifty-three weeks ended January 3, 1999 assumes that the disposition occurred on December 29, 1997, and is based on the operations of the Registrant for the fifty-three weeks ended January 3, 1999.

The unaudited pro forma condensed financial statements have been prepared by the Registrant based upon assumptions deemed proper by the Registrant. The unaudited pro forma condensed financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Registrant, or of the financial position or results of operations of the Registrant that would have actually occurred had the transaction been in effect as of the date or for the period presented. In addition, it should be noted that the Registrant's financial statements will reflect the disposition only from April 1, 1999, the Closing Date.

The unaudited pro forma condensed financial statements should be read in conjunction with the historical financial statements and related notes of the Registrant.

   (c) Exhibits

10 - Material Contracts

Asset Purchase Agreement dated February 11, 1999.
First Amendment To Asset Purchase Agreement dated March 31, 1999.














                           SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


THE STANDARD REGISTER COMPANY




By:/s/ C.J. Brown
C.J. Brown, Senior Vice President - Administration,
Treasurer, Chief Financial Officer and Chief
Accounting Officer




Dated  April 15, 1999

                PRO FORMA FINANCIAL INFORMATION

                 THE STANDARD REGISTER COMPANY
       PRO FORMA CONDENSED BALANCE SHEET AT JANUARY 3, 1999
                 (Dollars in thousands)

                     (UNAUDITED)
                                                                Pro Forma
                                                               Adjustments

A S S E T S                         Historical       Communicolor(1)    Other       Pro Forma
CURRENT ASSETS
 Cash and cash equivalents         $   9,792        $     2,009      $98,000 (2)  $  104,864
                                                                        (919)(3)
  Short-term investments               6,530                                           6,530
  Accounts receivable                288,103             17,787         (161)(3)     270,155
  Inventories                        138,376              3,689                      134,687
  Other current assets                30,994                (12)                      31,006
                                    --------          ---------      -----------    ---------
      Total current assets           473,795             23,473       96,920         547,242
                                    --------          ---------      -----------    ---------
PROPERTY, PLANT AND EQUIPMENT, NET   368,161             54,368                      313,793
                                    --------          ---------      -----------    ---------
OTHER ASSETS                         143,121              1,674                      141,447
                                    --------          ---------      -----------    ---------
      Total assets                  $985,077        $    79,515      $96,920      $1,002,482
                                    ========          =========      ============ ===========
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Current maturities of
    long-term debt                 $     525                                      $      525
  Accounts payable                    29,967        $     2,882      $   (24) (3)     27,061
  Dividends payable                    6,251                                           6,251
  Accrued compensation                44,406              2,429        1,184 (3)      43,161
  Income taxes payable                 1,335                                           1,335
  Customer deposits                    3,138              2,928                          210
  Deferred service contract income     8,404                                           8,404
  Accrued restructuring               14,843                                          14,843
  Other current liabilities           21,487                808           52 (3)      20,731
                                   ---------          ---------       ----------    ---------
      Total current liabilities      130,356              9,047        1,212         122,521
                                   ---------          ---------       ----------    ---------
LONG-TERM LIABILITIES
  Long-term debt                     234,075                                         234,075
  Retiree health care obligation      55,057                                          55,057
  Deferred compensation                3,795                                           3,795
  Deferred income taxes               40,829                                          40,829
                                   ---------          ----------      ----------    ---------
      Total long-term liabilities    333,756                  -            -         333,756
                                   ---------          ----------       ---------    ---------
SHAREHOLDERS' EQUITY
                                   ---------          ----------       ---------    ---------
     Total shareholders' equity      520,965             70,468       95,708 (4)     546,205
                                   ---------          ----------       ---------    ---------
     Total liabilities and
       shareholders' equity        $ 985,077        $    79,515      $ 6,920      $1,002,482
                                   =========          ==========      ==========   ==========

(1) To eliminate the assets and liabilities included in the balance sheet of the Company's Communicolor business as of January 3, 1999.
(2) To reflect the proceeds of the sale of the Communicolor business.
(3) To reflect the assets and liabilities retained by The Standard Register Company.
(4)  Represents net effect of pro forma adjustments.


                             PRO FORMA FINANCIAL INFORMATION

                               THE STANDARD REGISTER COMPANY
                         PRO FORMA CONDENSED STATEMENT OF INCOME
                       FOR THE FIFTY-THREE WEEKS ENDED JANUARY 3, 1999
                  (Dollars and shares in thousands, except per share amounts)

                                        (UNAUDITED)
                                                         Pro Forma
                                                         Adjustments

                              Historical       Communicolor (1)    Other        Pro Forma

REVENUE                       $1,396,869         $     97,254      $4,080(2)   $1,303,695
                              ----------         ------------      ---------    ----------
COST AND EXPENSE
  Cost of products sold          874,302               70,714                     803,588
  Engineering and research         9,399                  387                       9,012
  Selling and administrative     345,007               12,755       2,333(4)      334,585
  Depreciation and amortization   54,112                9,085                      45,027
  Interest                        14,044                                           14,044
                              ----------         ------------      ---------    ----------
      Total cost and expense   1,296,864               92,941       2,333       1,206,256
                              ----------         ------------      ---------    ----------
INCOME BEFORE INCOME TAXES       100,005                4,313       1,747          97,439
                              ----------         ------------      ---------    ----------
INCOME TAXES                      40,422                1,743         706(3)       39,385
                              ----------         ------------      ---------    ----------


NET INCOME                    $   59,583         $      2,570      $1,041      $   58,054
                              ==========         ============      =========    ==========
Average Shares Outstanding        28,426                                           28,426

Common Stock Equivalents             175                                              175

EARNINGS PER SHARE
  Basic                       $     2.10                                       $     2.04
                             ===========                                        =========
  Diluted                     $     2.08                                       $     2.03
                             ===========                                        =========

(1) To eliminate the profit of the Communicolor business for the entire period.
(2) To reflect interest earned on the net tax proceeds of the sale of the Communicolor business.
(3) To record tax effect, using a 40.42% combined federal and state effective tax rate, on the net pro forma adjustments.
(4) To reflect costs that would not have been eliminated due to the sale of the Communicolor business.

/TABLE

                   ASSET PURCHASE AGREEMENT


              Dated as of February 11, 1999


                           Between


              R. R. DONNELLEY & SONS COMPANY


                             and


            THE STANDARD REGISTER COMPANY







Note: Exhibits B through G and the Schedules to the Asset Purchase Agreement are not filed as part of this Form 8-K, as specified in
Section 601(b)(2) of Regulation S-K. Registrant hereby agrees to supplementally furnish a copy of any such omitted exhibit or schedule to the Securities and Exchange Commission upon request.

                         TABLE OF CONTENTS
ARTICLE I
DEFINITIONS
1.1. Definitions

ARTICLE II
PURCHASE AND SALE
2.1. Purchased Assets
2.2.  Excluded Assets
2.3. Assumed Liabilities
2.4. Excluded Liabilities

ARTICLE III
PURCHASE PRICE
3.1. Purchase Price
3.2. Determination of Estimated Purchase Price
3.3. Determination of Purchase Price
3.4. Adjustment
3.5. Allocation of Purchase Price

ARTICLE IV
CLOSING
4.1. Closing Date
4.2. Payment on the Closing Date
4.3. Buyer's Additional Deliveries
4.4. Seller's Deliveries
4.5. Tax Free Exchange

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER
5.1. Organization of Seller
5.2 Subsidiaries and Investments
5.3 Authority of Seller
5.4. Financial Statements
5.5 Operations Since Balance Sheet Date
5.6 Taxes
5.7 Availability of Assets
5.8 Governmental Permits
5.9. Real Property
5.10 Real Property Leases
5.11 Condemnation
5.12. Personal Property
5.13. Personal Property Leases
5.14. Intellectual Property; Software
5.15. Title to Property
5.16. Employees and Related Agreements
5.17. Employee Relations
5.18. Contracts
5.19. Status of Contracts
5.20. No Violation, Litigation or Regulatory Action
5.21. Environmental Matters
5.22. Insurance
5.23. Customers
5.24. No Finder
5.25. Disclosure

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BUYER
6.1. Organization of Buyer
6.2. Authority of Buyer
6.3. No Finder

ARTICLE VII
ACTION PRIOR TO THE CLOSING DATE
7.1. Investigation of the Division by Buyer
7.2. Preserve Accuracy of Representations and Warranties
7.3. Consents of Third Parties:  Governmental Approvals
7.4. Operations Prior to the Closing Date
7.5. Notification by Seller of Certain Matters
7.6. Antitrust Law Compliance
7.7. Commitment for Title Insurance

ARTICLE VIII
ADDITIONAL AGREEMENTS
8.1. Covenant Not to Compete or Solicit Business
8.2. Taxes
8.3. Discharge of Division's Liabilities
8.4. Employees and Employee Benefit Plans
8.5. Collection of Valuation Date Receivables

ARTICLE IX
CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
9.1. No Misrepresentation or Breach of Covenants and Warranties
9.2. No Changes or Destruction of Property
9.3. No Restraint or Litigation
9.4. Necessary Governmental Approvals
9.5. Necessary Consents
9.6. Title Insurance

ARTICLE X
CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
10.1. No Misrepresentation or Breach of Covenants and Warranties
10.2. No Restraint or Litigation
10.3. Necessary Governmental Approvals

ARTICLE XI
INDEMNIFICATION
11.1. Indemnification by Seller
11.2. Indemnification by Buyer
11.3. Environmental Indemnity
11.4. Notice of Claims
11.5. Third Person Claims

ARTICLE XII
TERMINATION
12.1. Termination
12.2. Notice of Termination
12.3. Effect of Termination

ARTICLE XIII
GENERAL PROVISIONS
13.1. Survival of Obligations
13.2. Confidential Nature of Information
13.3. No Public Announcement
13.4. Notices
13.5. Successors and Assigns
13.6. Access to Records After Closing
13.7. Entire Agreement; Amendments
13.8. Interpretation
13.9. Waivers
13.10.   Expenses
13.11.   Partial Invalidity
13.12.   Execution in Counterparts
13.13.   Further Assurances
13.14.   Governing Law

                     EXHIBITS


Number            Description


A       Covenant Not to Compete

B       Instrument of Assignment

C       Instrument of Assumption

D       Limited Warranty Deed

E       Patent License Agreement

F       Form of Opinion of Counsel to Buyer

G       Form of Opinion of Counsel to Seller

                  SCHEDULES


Number            Description

A               "Knowledge of Seller"
1.1             Agreed Accounting Principles
2.2(G)          Excluded Real Property Leases
2.2(H)        Excluded Contracts etc.
2.2(J)        Excluded Intellectual Property and Software
5.1           Qualification to do Business/Good Standing
5.3           Conflicts
5.4           Financial Statements
5.5(A)        Material Events Since Balance Sheet Date
5.5(B)        Operations Not in the Ordinary Course
5.6           Taxes
5.7           Availability of Assets
5.9           Owned Real Property
5.10          Real Property Leases
5.12          Personal Property
5.13          Personal Property Leases
5.14(A)       Copyrights, Patent Rights and Trademarks
5.14(B)       Software
5.14(C)       Related Agreements
5.14(D)       Title to Intellectual Property and Software
5.14(E)    Registrations for Copyrights, Patent Rights and
Trademarks
5.14(F)       Use of Intellectual Property and Software
5.15(A)       Title to Owned Real Property
5.15(B)       Title to All Other Purchased Assets
5.16(A)       Employee Agreements
5.16(B)       Employee Salaries
5.16(C)       Employee Conflicts of Interest
5.17          Employee Relations
5.18          Contracts
5.19          Status of Contracts
5.20          Legal Proceedings
5.21          Environmental matters
5.23          Customers
8.4(A)        Affected Employees Not Offered Employment
8.4(B)        Accrued Vacation
8.4(D)        Sales Managers

                    ASSET PURCHASE AGREEMENT


ASSET PURCHASE AGREEMENT, dated as of February ___, 1999, between R.
R. Donnelley & Sons Company, a Delaware corporation ("Buyer"), and The Standard Register Company, an Ohio corporation ("Seller").

WHEREAS, Seller, among other things, operates the Communicolor
Division (the "Division"); and

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, on a going concern basis, substantially all of the assets, properties and business of the Division, all on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between Seller and Buyer as follows:


                       ARTICLE I

                      DEFINITIONS

1.1. Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

"Accounting Firm" has the meaning specified in Section 3.3.

"Affected Employees" has the meaning specified in Section 8.4.

"Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

"Agreed Accounting Principles" means generally accepted accounting principles consistently applied, provided that, with respect to any matter as to which there is more than one generally accepted accounting principle, Agreed Accounting Principles means the generally accepted accounting principles applied in the preparation of the Balance Sheet included in Schedule 5.4; provided further that, notwithstanding the foregoing, Agreed Accounting Principles shall include the accounting policies and be subject to the exceptions described in Schedule 1.1; provided further that under the Agreed Accounting Principles, no Tax liabilities or Tax assets shall be taken into account; provided further that, for purposes of the Agreed Accounting Principles, no known adjustments for items or matters, regardless of the amount thereof, shall be deemed to be immaterial; and provided further, that, the current asset for customer deposits reflected on the Valuation Date Balance Sheet shall equal the current liability for customer deposits reflected on the Valuation Date Balance Sheet.

"Agreed Adjustments" has the meaning specified in Section 3.3.

"Agreed Rate" means the prime rate published by The Wall Street
Journal, as that rate may vary from time to time, or if that rate is no longer published a comparable rate.

"Allocation Schedule" has the meaning specified in Section 3.5.

"Appraisal" has the meaning specified in section 3.5.

"Appraiser" has the meaning specified in Section 3.5.

"Assumed Liabilities" has the meaning specified in Section 2.3.

"Balance Sheet" means the unaudited balance sheet of the Division as of September 27, 1998 included in Schedule 5.4.

"Balance Sheet Date" means September 27, 1998.

"Business" means the business of the Division.

"Buyer" has the meaning specified in the first paragraph of this Agreement.

"Buyer Ancillary Agreements" means all agreements, instruments and documents being or to be executed and delivered by Buyer under this Agreement or in connection herewith.

"CAA" means the Clean Air Act, 42 U.S.C. Sections 7401 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

"CERCLA" means the Comprehensive Environmental Response,
Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

"Claim Notice" has the meaning specified in Section 11.4(a).

"Closing" means the closing of the transfer of the Purchased Assets from Seller to Buyer.

"Closing Date" has the meaning specified in Section 4.1.

"Code" means the Internal Revenue Code of 1986, as amended.

"Collection Period" has the meaning specified in Section 8.5.

"Contaminant" means any pollutant, hazardous or toxic substance or waste, petroleum, petroleum-based substance or waste, or any constituent of any such substance or waste defined as such in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 CFR Part 300.5, or defined as such, by or regulated as such under, any Environmental Law.

"Copyrights" means United States and foreign copyrights, whether registered or unregistered, and pending applications to register the same.

"Court Order" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

"Covenant Not to Compete" means the Covenant Not to Compete in the form of Exhibit A.

"Donnelley Separation Pay Plan" has the meaning specified in Section
8.4.

"Donnelley Welfare Plans" has the meaning specified in Section 8.4.

"Division" has the meaning specified in the first recital to this Agreement.

"Division Property" means any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by Seller and used exclusively in the Business.

"Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind.

"'Environmental Encumbrance" means an Encumbrance in favor of any Governmental Body for (i) any liability under any Environmental Law, or (ii) damages arising from, or costs incurred by such Governmental Body in response to, a Release or threatened Release of a Contaminant into the environment.

"Environmental Law" means all Requirements of Laws derived from or relating to all federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to CAA, CERCLA, OSHA and RCRA and any state equivalent thereof.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Estimated Purchase Price" means the Purchase Price, as defined herein, but determined on an estimated basis by Seller in good faith and as reflected in the certificate referred to in Section 3.2.

"Exchange Agreement" has the meaning specified in Section 4.5.

"Exchange Property" has the meaning specified in Section 4.5.

"Excluded Assets" has the meaning specified in Section 2.2.

"Expenses" means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

"Governmental Body" means any foreign, federal, state, local or other governmental authority or regulatory body.

"Governmental Permits" has the meaning specified in Section 5.8.

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"Indemnified Party" has the meaning specified in Section 11.4(a).

"Indemnitor" has the meaning specified in Section 11.4(a).

"Instrument of Assignment" means the Instrument of Assignment in the form of Exhibit B.

"Instrument of Assumption" means the Instrument of Assumption in the form of Exhibit C.

"Intellectual Property" means Copyrights, Patent Rights, Trademarks and Trade Secrets.

"IRS" means the Internal Revenue Service.

"knowledge of Seller" and words of similar import mean, in respect to the accuracy of any representation, warranty or covenant herein, the current actual knowledge of the individuals listed on Schedule A, which Schedule shall include the officers of Seller and certain other individuals identified thereon.

"Letter Agreement" means the Letter Agreement dated October 26, 1998 between Buyer and Seller.

"Limited Warranty Deed" means the Limited Warranty Deed in the form of Exhibit D.

"Losses" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

"Minimum Net Worth" means $73,930,000.

"OSHA" means the Occupational Safety and Health Act, 29 U.S.C.
Sections 651 et seq., any amendment thereto, any successor statute, and any regulations promulgated thereunder.

"Owned Real Property" has the meaning specified in Section 5.9.

"Owned Software" has the meaning specified in Section 5.14.

"Patent License Agreement" means the Patent License Agreement in the form of Exhibit E.

"Patent Rights" means United States and foreign patents, patent applications, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether or not patentable) or improvements thereto.

"Permitted Encumbrances" means (a) liens for taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (c) other liens, encumbrances or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection.

"Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

"Plans" has the meaning specified in Section 8.4.

"Preliminary Accounting Report" has the meaning specified in Section
3.3.

"Preliminary Purchase Price" has the meaning specified in Section
3.3.

"Preliminary Valuation Date Balance Sheet" has the meaning specified in Section 3.3.

"Purchase Price" has the meaning specified in Section 3.1.

"Purchased Assets" has the meaning specified in Section 2.1.

"RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., and any successor statute, and any regulations promulgated thereunder.

"Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Division Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Division Property.

"Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threatened Release or minimize the further Release of Contaminants or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

"Requirements of Laws" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

"Seller" has the meaning specified in the first paragraph of this Agreement.

"Seller Agreements" has the meaning specified in Section 5.19.

"Seller Ancillary Agreements" means all agreements, instruments and documents being or to be executed and delivered by Seller under this Agreement or in connection herewith.

"Software" means computer applications software programs and software systems and related documentation and materials, whether in source code, object code or human readable form.

"Specified Real Property Amount " has the meaning specified in
Section 4.5.

"Straddle Period" shall mean any taxable year or period beginning before and ending after the Closing Date.

"Subsidiaries" has the meaning specified in Section 5.2.

"Tax" means any federal, state, local or foreign net income, alternative or add-on minimum, gross income, gross receipts, windfall profit, severance, property, production, sales, use, transfer, gains, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum tax, or any other tax custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body.

"Tax-Free Exchange" has the meaning specified in Section 4.5.

"Tax Return" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

"Trademarks" means United States, state and foreign trademarks, service marks, logos, trade dress and trade names, whether registered or unregistered, and pending applications to register the foregoing.

"Trade Secrets" means confidential ideas, trade secrets, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, or other proprietary information.

"Transferred Employees" has the meaning specified in Section 8.4.

"Valuation Date" means the close of business on the last business day prior to the Closing Date.

"Valuation Date Balance Sheet" has the meaning specified in Section
3.3.

"Valuation Date Net Worth" means the excess of the Purchased Assets over the Assumed Liabilities reflected in the Valuation Date Balance Sheet.

"Valuation Date Receivables" means all accounts receivable that are included in the Valuation Date Balance Sheet.

"Year 2000 Compliant Format" means, in respect of any computer software programs and software systems, including, without limitation, all applications software, operating systems, utilities, databases, compilations, tool sets, firmware, program logic controllers, chips included in electronic devices (such as routers, switches, hubs, personal computers and servers), compilers, higher level or "proprietary" languages, related documentation and materials, whether in source code, object code or human readable form, that the same conforms with the following:

(i) No value for current date will cause any interruption in operation;

(ii) Data-based functionality must behave consistently for dates prior to, during and after year 2000;

(iii) In all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules; and

(iv)  Year 2000 must be recognized as a leap year.


                          ARTICLE II

                     PURCHASE AND SALE

2.1. Purchased Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Seller, on a going concern basis, free and clear of all Encumbrances (except for Permitted Encumbrances), all of the business and operations of the Division and all of the assets and properties of Seller of every kind and description, wherever located, real, personal or mixed, tangible or intangible, used exclusively in connection with the Business as the same shall exist on the Closing Date (herein collectively called the "Purchased Assets"), including, without limitation, all right, title and interest of Seller in, to and under:

(a) all of the assets reflected on the Balance Sheet, except those disposed of or converted into cash after the Balance Sheet Date in the ordinary course of business;

(b) all customer deposits and accounts receivable generated by the Business;

(c) all raw materials, supplies, work-in-process and other materials included in the inventory of the Division;

(d) the Owned Real Property and options to acquire real property listed in Schedule 5.9;

(e) the real estate leases listed or described in Schedule 5.10 and any related leasehold improvements (subject to obtaining any required consents of third parties);

(f) the machinery, equipment, vehicles, furniture and other personal property listed or referred to in Schedule 5.12;

(g) the personal property leases listed in Schedule 5.13 (subject to obtaining any required consents of third parties);

(h) the Copyrights, Patent Rights and Trademarks (including the name "Communicolor" and any related or similar trade names, trademarks, service marks or logos), and all goodwill associated therewith, and the agreements, contracts, licenses, sublicenses, assignments and indemnities, listed in Schedules 5.14(A) and (C);

(i) the contracts, agreements or understandings listed or described in Schedule 5.18 (subject to obtaining any required consents of third parties);

(j) all Trade Secrets and other proprietary or confidential information used exclusively in the Business;

(k) all of Seller's rights, claims or causes of action against third parties relating to the Purchased Assets arising out of transactions occurring prior to the Closing Date;

(l) all books and records (including all data and other information stored on discs, tapes or other media) of Seller relating exclusively to the assets, properties, business and operations of the Division; and

(m) Seller's interest in and to all telephone, telex and telephone facsimile numbers and other directory listings utilized primarily in connection with the Business.

2.2.  Excluded Assets.  Notwithstanding the provisions of Section
2.1, the Purchased Assets shall not include the following (herein referred to as the "Excluded Assets"):

(a) all cash, bank deposits and cash equivalents (other than customer deposits);

(b) the name "The Standard Register Company" and any related or similar trade names, trademarks, service marks or logos;

(c) Seller's rights, claims or causes of action against third parties relating to the assets, properties, business or operations of the Division which may arise in connection with the discharge by Seller of the Excluded Liabilities;

(d)  all contracts of insurance;

(e) all corporate minute books and stock transfer books and the corporate seal of Seller;

(f)  all refunds of any Tax for which Seller is liable pursuant to
Section 8.2;

(g)  the real property leases listed in Schedule 2.2(G);

(h) the contracts, agreements or understandings listed or described in Schedule 2.2(H);

(i) all of Seller's rights, claims or causes of action against third parties relating to the Excluded Assets;

(j)  the Intellectual Property and Software listed or described in
Schedule 2.2(J); and

(k)  any reserve for doubtful accounts receivable.

2.3. Assumed Liabilities. On the Closing Date, Buyer shall deliver to Seller the Instrument of Assumption pursuant to which Buyer shall assume and agree to discharge the following obligations and liabilities of Seller in accordance with their respective terms and subject to the respective conditions thereof:

(a) all liabilities of the Division reflected in the Valuation Date Balance Sheet as a dollar amount;

(b) All liabilities and obligations of Seller to be paid or performed after the Closing Date under (i) the Seller Agreements,
(ii) the leases, contracts and other agreements related primarily to the Business that are not required by the terms of Section 5.18 to be listed in a Schedule to this Agreement and (iii) the leases, contracts and other agreements related primarily to the Business that are entered into by Seller after the date hereof consistent with the terms of this Agreement, except (A) in each case, to the extent such liabilities and obligations, but for a breach or default by Seller, would have been paid, performed or otherwise discharged on or prior to the Closing Date or to the extent the same arise out of any such breach or default and (B) in each case, to the extent such liabilities and obligations would be required to be reflected on a balance sheet as of the Valuation Date with respect to the Purchased Assets prepared in accordance with the Agreed Accounting Principles and were not so reflected in the Valuation Date Balance Sheet and not taken into account as a deduction in determining Valuation Date Net Worth in connection with the determination of the Purchase Price pursuant to Section 3.3; and

(c) all liabilities in respect of Taxes or employee benefits for which Buyer is liable pursuant to Section 8.2 or Section 8.4.

All of the foregoing liabilities and obligations to be assumed by Buyer hereunder (excluding any Excluded Liabilities) are referred to herein as the "Assumed Liabilities."

2.4. Excluded Liabilities. Buyer shall not assume or be obligated to pay, perform or otherwise discharge any liability or obligation of Seller, direct or indirect, known or unknown, absolute or contingent, not expressly assumed by Buyer pursuant to the Instrument of Assumption (all such liabilities and obligations not being assumed being herein called the "Excluded Liabilities") and, notwithstanding anything to the contrary in Section 2.3, none of the following shall be Assumed Liabilities for purposes of this
Agreement:

    (a) any liabilities in respect of Taxes or employee benefits for which Seller is liable pursuant to Section 8.2 or Section 8.4;

    (b) any intercompany payables and any other liabilities or obligations of the Division to Seller or any of its Affiliates;

    (c) any costs and expenses incurred by Seller incident to its negotiation and preparation of this Agreement and its performance and compliance with the agreements and conditions contained herein;

    (d)  any liabilities or obligations in respect of any Excluded
Assets;

    (e)  any liabilities in respect of the agreements listed in
Schedule 5.16(A) or in respect of the claims or proceedings described in Schedule 5.20;

    (f) accrued liabilities of any kind required to be reflected on the Valuation Date Balance Sheet prepared in accordance with the Agreed Accounting Principles which were not reflected thereon as a dollar amount; or

    (g) any liabilities and obligations related to, associated with or arising out of (i) the occupancy, operations, use or control of any of the Division Property prior to the Closing Date or (ii) the operation of the Business prior to the Closing Date, in each case incurred or imposed by any Environmental Law or environmental common law theory (including, without limitation, any Release of any Contaminant on, at or from (1) the Division Property, including, without limitation, all facilities, improvements, structures and equipment thereon, surface water or sediment thereon or adjacent thereto and soil or groundwater thereunder, or (2) any real property or facility to which Contaminants generated by the Business were sent prior to the Closing Date).


  ARTICLE III

  PURCHASE PRICE

    3.1.  Purchase Price.  The purchase price for the Purchased
Assets (the "Purchase Price") shall be determined in accordance with
Section 3.3 and shall be equal to:

    (a)  $103,000,000; less

    (b)  if the Valuation Date Net Worth is less than the Minimum
Net Worth, the difference between the Valuation Date Net Worth and the Minimum Net Worth; or plus

    (c) if the Valuation Date Net Worth is greater than the Minimum Net Worth, the difference between the Valuation Date Net Worth and the Minimum Net Worth.

    3.2. Determination of Estimated Purchase Price. At least two business days prior to the Closing Date, Seller shall deliver to Buyer a certificate executed on behalf of Seller by the President or any Vice President of Seller, dated the date of its delivery, stating that there has been conducted under the supervision of such officer a review of all relevant information and data then available and setting forth Seller's best estimate of the Estimated Purchase Price, setting forth in reasonable detail the estimated total assets and total liabilities of the Division as of the Valuation Date which such officer anticipates based upon the most recent available financial statements will be reflected on the Valuation Date Balance Sheet prepared in accordance with the Agreed Accounting Principles. Such Estimated Purchase Price shall not exceed $108,000,000.

    3.3. Determination of Purchase Price. (a) As promptly as practicable following the Closing Date (but not later than 30 days after the Closing Date), Seller shall:

    (i)  prepare, in accordance with the Agreed Accounting
Principles, a balance sheet as of the Valuation Date with respect to the Purchased Assets and the Assumed Liabilities (the "Preliminary Valuation Date Balance Sheet") using the Division accounting personnel,

    (ii) determine the Purchase Price in accordance with the provisions of this Agreement (such Purchase Price as determined by Seller being referred to as the "Preliminary Purchase Price") and

    (iii) deliver to Buyer the Preliminary Valuation Date Balance Sheet and a certificate setting forth the Preliminary Purchase Price (the "Preliminary Accounting Report").

    (b) Promptly following receipt of the Preliminary Accounting Report, Buyer may review the same and, within 30 days after the date of such receipt, may deliver to Seller a certificate (signed by its chief financial officer or its chief accounting officer) setting forth its objections to the Preliminary Valuation Date Balance Sheet and the Preliminary Purchase Price as set forth in the Preliminary Accounting Report, together with a summary of the reasons therefor and calculations which, in its view, are necessary to eliminate such objections. In the event Buyer does not so object within such 30-day period, the Preliminary Valuation Date Balance Sheet and the Preliminary Purchase Price set forth in the Preliminary Accounting Report shall be final and binding as the "Valuation Date Balance Sheet" and the Purchase Price, respectively, for purposes of this Agreement but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

    (c) In the event Buyer so objects within such 30-day period, Buyer and Seller shall use their reasonable efforts to resolve by written agreement (the "Agreed Adjustments") any differences as to the Preliminary Valuation Date Balance Sheet and the Preliminary Purchase Price and, in the event Seller and Buyer so resolve any such differences, the Preliminary Valuation Date Balance Sheet and the Preliminary Purchase Price set forth in the Preliminary Accounting Report as adjusted by the Agreed Adjustments shall be final and binding as the Valuation Date Balance Sheet and the Purchase Price, respectively, for purposes of this Agreement but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

    (d) In the event any objections raised by Buyer are not resolved by Agreed Adjustments with the 30-day period next following such 30-day period, then Buyer and Seller shall submit the objections that are then unresolved to Deloitte & Touche LLP and such firm (the "Accounting Firm") shall be directed by Buyer and Seller to resolve the unresolved objections (based solely on the presentations by Buyer and by Seller as to whether any disputed matter had been determined in a manner consistent with the Agreed Accounting Principles) as promptly as reasonably practicable and to deliver written notice to each of Buyer and Seller setting forth its resolution of the disputed matters. The Preliminary Valuation Date Balance Sheet and the Preliminary Purchase Price, after giving effect to any Agreed Adjustments and to the resolution of disputed matters by the Accounting Firm, shall be final and binding as the Valuation Date Balance Sheet and the Purchase Price, respectively, for purposes of this Agreement but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

    (e) The parties hereto shall make available to Buyer, Seller and, if applicable, the Accounting Firm, such accounting personnel, books, records and other information (including work papers) as any of the foregoing may reasonably request to prepare or review the Preliminary Accounting Report or any matters submitted to the Accounting Firm. The fees and expenses of the Accounting Firm hereunder shall be paid one-half by Buyer and one-half by Seller.

    3.4. Adjustment. Promptly (but not later than five days) after the determination of the Purchase Price pursuant to Section 3.3 that is final and binding as set forth therein:

    (a) if the Purchase Price exceeds the Estimated Purchase Price, then Buyer shall pay to Seller, by wire transfer of immediately available funds to such bank account as Seller shall designate in writing to Buyer, an amount equal to the excess of the Purchase Price over the Estimated Purchase Price, plus interest on such excess from the Closing Date to the date of payment thereof at the Agreed Rate; or

    (b) if the Purchase Price is less than the Estimated Purchase Price, then Seller shall pay to Buyer, by wire transfer of immediately available funds to such bank account as Buyer shall designate in writing to Seller, an amount equal to the excess of the Estimated Purchase Price over the Purchase Price, plus interest on such excess from the Closing Date to the date of payment thereof at the Agreed Rate.

    3.5. Allocation of Purchase Price. Buyer shall cause an independent appraiser selected by Buyer and reasonably acceptable to Seller (the "Appraiser") to conduct and deliver to Buyer and Seller, within 45 days following the determination of the Purchase Price that is final and binding as set forth herein, an appraisal (the "Appraisal") of the fair market value as of the Closing Date of the Purchased Assets and the covenants granted pursuant to the Covenant Not to Compete. The costs of the Appraisal shall be paid by Buyer.

    Within 30 days following receipt of the Appraisal, Buyer shall deliver to Seller a schedule (the "Allocation Schedule") allocating the Purchase Price (including, for purposes of this Section 3.5, any other consideration paid to Seller, including the Assumed Liabilities) among the Purchased Assets and the covenants granted pursuant to the Covenant Not to Compete; provided, that if Buyer elects to effect a Tax-Free Exchange pursuant to Section 4.5, and Buyer and Seller agree on a Specified Real Property Amount in accordance with Section 4.5, the Exchange Property shall be reflected in the Allocation Schedule at an amount equal to the Specified Real Property Amount determined in accordance with Section
4.5. The Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 1050 of the Code and the regulations thereunder and in accordance with the Appraisal. Seller agrees that promptly after receiving said Allocation Schedule it shall return an executed copy thereof to Buyer. Buyer and Seller each agrees to file Internal Revenue Service Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with the Allocation Schedule. Buyer and Seller each agrees to provide the other promptly with any other information required to complete Form 8594.


  ARTICLE IV

  CLOSING

    4.1. Closing Date. The Closing shall be consummated at 10:00 A.M., local time, on March 31, 1999, or such later date as may be agreed upon by Buyer and Seller after the conditions set forth in Articles IX and X have been satisfied, at the offices of Sidley & Austin, Chicago, Illinois, or at such other place or at such other time as shall be agreed upon by Buyer and Seller. The time and date on which the Closing is actually held are sometimes referred to herein as the "Closing Date."

    4.2. Payment on the Closing Date. Subject to fulfillment or waiver of the conditions set forth in Article IX, and subject to reduction as provided in Section 4.5, at Closing Buyer shall pay Seller an amount equal to the Estimated Purchase Price by wire transfer of immediately available funds to the account specified by Seller in writing to Buyer.

    4.3. Buyer's Additional Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IX, at Closing Buyer shall deliver to Seller all the following:

    (a) Copies of Buyer's Certificate of Incorporation certified as of a recent date by the Secretary of State of the State of Delaware;

    (b) Certificate of good standing of Buyer issued as of a recent date by the Secretary of State of the State of Delaware;

    (c) Certificate of the Secretary or an Assistant Secretary of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, as to (i) no amendments to the Certificate of Incorporation of Buyer since a specified date; (ii) the by-laws of Buyer; (iii) the resolutions of the Board of Directors of Buyer or a committee thereof authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of Buyer executing this Agreement and any Buyer Ancillary Agreement;

    (d) Opinion of counsel to Buyer substantially in the form contained in Exhibit F;

    (e)  The Instrument of Assumption duly executed by Buyer;

    (f) The certificate contemplated by Section 10.1, duly executed by the President or any Vice President of Buyer; and

    4.4. Seller's Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article X, at Closing Seller shall deliver to Buyer all the following:

    (a) Copies of the Articles of Incorporation of Seller certified as of a recent date by the Secretary of State of the State of Ohio;

    (b) Certificate of good standing of Seller issued as of a recent date by the Secretary of State of the State of Ohio:

    (c) Certificate of the Secretary or an Assistant Secretary of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) no amendments to the Articles of Incorporation of Seller since a specified date; (ii) the Code of Regulations of Seller; (iii) the resolutions of the Board of Directors of Seller or a committee thereof authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of Seller executing this Agreement and any Seller Ancillary Agreement;

    (d) Opinion of counsel to Seller substantially in the form contained in Exhibit G;

    (e)  The Instrument of Assignment duly executed by Seller;

    (f) Certificates of title or origin (or like documents) with respect to any vehicles or other equipment included in the Purchased Assets for which a certificate of title or origin is required in order to transfer title;

    (g) All consents, waivers or approvals obtained by Seller with respect to the Purchased Assets or the consummation of the transactions contemplated by this Agreement;

    (h)  The Patent License Agreement duly executed by Seller;

    (i) The certificates contemplated by Sections 9.1 and 9.2, duly executed by the authorized officer of Seller;

    (j) A Limited Warranty Deed with respect to each of the parcels of Owned Real Property, duly executed by Seller;

    (k) An assignment, in recordable form, with respect to each of the leases of real estate described in Schedule 5.10, duly executed by Seller and in form and substance reasonably satisfactory to Buyer; and

    (l) Such other bills of sale, assignments and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer.

In addition to the above deliveries, Seller shall take all steps and actions as Buyer may reasonably request or as may otherwise be necessary to put Buyer in actual possession or control of the Purchased Assets; provided, however, that, notwithstanding anything herein to the contrary, Seller shall have no obligation to pay any monies that may be demanded by third parties to obtain their consent to the assignment of any leases, contracts or other commitments.

    4.5. Tax Free Exchange. (a) Notwithstanding anything to the contrary in this Agreement, Seller acknowledges and agrees that Buyer shall have the right at Closing, in lieu of purchasing any or all of the Owned Real Property, to exchange any such property in a transaction intended to qualify as a tax-free exchange under Section 1031 of the Code (the "Tax-Free Exchange").

    (b)  If Buyer elects to effect a Tax-Free Exchange under this
Section 4.5, Buyer shall provide written notice to Seller not less than 10 days prior to Closing specifying the parcels of Owned Real Property as to which such election relates (the "Exchange Property"), in which case Buyer shall enter into an exchange agreement with a Person to be used to facilitate the Tax-Free Exchange (the "Exchange Party") pursuant to the Exchange Party's standard form of such exchange documents (the "Exchange Agreement"). Pursuant to the Exchange Agreement, Buyer shall assign all of its right, title and interest to the Exchange Property under this Agreement to the Exchange Party; provided, however, that such assignment shall not relieve Buyer of any of its obligations hereunder. Seller agrees to execute and deliver such documents as may be required to complete the transactions contemplated by the Tax-Free Exchange, and otherwise cooperate with Buyer with respect to the Tax-Free Exchange: provided, however, that, notwithstanding anything herein to the contrary, Seller shall have no obligation to execute and deliver any such document that increases in any material respect the obligations of Seller beyond its obligations under this Agreement. Seller further agrees that, if Buyer elects to exercise its option to effect a Tax-Free Exchange under this Section 4.5, (i) Seller shall accept payment of an amount equal to the fair market value of the Exchange Property (the "Specified Real Property Amount") from the Exchange Party by wire transfer on the Closing Date of immediately available funds to the account specified by Seller in writing to the Exchange Party and (ii) the receipt by Seller of the Specified Real Property Amount shall be treated as partial payment to Seller of the Estimated Purchase Price, and thus the amount payable by Buyer pursuant to Section 4.2 shall be reduced
by the Specified Real Property Amount.   Buyer and Seller shall
negotiate in good faith to determine the Specified Real Property Amount not later than three business days prior to the Closing Date. If the Specified Real Property Amount has not been agreed to or determined on or before the third day prior to the Closing Date, then each of Seller and Buyer shall have no obligation to participate in the Tax-Free Exchange.

    (c) Notwithstanding the foregoing in this Section 4.5, the Tax-Free Exchange shall not diminish Seller's rights, nor increase
Seller's obligations under this Agreement. Buyer shall pay for all costs and expenses in connection with the Tax-Free Exchange.

                      ARTICLE V

       REPRESENTATIONS AND WARRANTIES OF SELLER

    As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyer and agrees as follows:

    5.1. Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Seller is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed in Schedule 5.1, which jurisdictions are the only ones in which the ownership or leasing of the Purchased Assets or the conduct of the Business requires such qualification. No other jurisdiction has demanded, requested or otherwise indicated that Seller is required so to qualify on account of the ownership or leasing of the Purchased Assets or the conduct of the Business. Seller has full power and authority to own or lease and to operate and use the Purchased Assets and to carry on the Business as now conducted.

    True and complete copies of the certificate or articles of incorporation and all amendments thereto and of the Code of Regulations as amended to date, of Seller have been delivered to Buyer.

    5.2 Subsidiaries and Investments. Seller does not, directly or indirectly, (i) own, of record or beneficially, any outstanding voting securities or other equity interest in any corporation, partnership, joint venture or other entity which is involved in or relates to the Business or (ii) control any corporation, partnership, joint venture or other entity which is involved in or relates to the Business.

    5.3 Authority of Seller. Seller has full power and authority to execute, deliver and perform this Agreement and all of the Seller Ancillary Agreements. The execution, delivery and performance of this Agreement and the Seller Ancillary Agreements by Seller have been duly authorized and approved by Seller's board of directors or a committee thereof and do not require any further authorization or consent of Seller or its shareholders. This Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding obligation of Seller enforceable in accordance with its terms, and each of the Seller Ancillary Agreements has been duly authorized by Seller and upon execution and delivery by Seller will be a legal, valid and binding obligation of Seller enforceable in accordance with its terms.

    Except as set forth in Schedule 5.3 or in any other Schedule hereto, neither the execution and delivery of this Agreement or any of the Seller Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

    (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets, under (1) the Articles of Incorporation or Code of Regulations of Seller, (2) any Seller Agreement, (3) any other material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Seller is a party or any of the Purchased Assets is subject or by which Seller is bound, (4) any Court Order to which Seller is a party or any of the Purchased Assets is subject or by which Seller is bound, or (5) any Requirements of Laws affecting Seller or the Purchased Assets; or

    (ii) Require the approval, consent, authorization or act of, or the making by Seller or the Division of any declaration, filing or registration with, any Person, except as provided under the HSR Act.

    5.4. Financial Statements. Schedule 5.4 contains (i) the unaudited balance sheets of the Division as of December 31, 1995, December 29, 1996 and December 28, 1997 and the related statements of income for each of the three fiscal years then ended, respectively, and (ii) the unaudited balance sheet of the Division as of September 27, 1998 and the related statements of income for the fiscal nine months ended September 27, 1998 and September 28, 1997, respectively. Except as set forth therein, such balance sheets and statements of income have been prepared in conformity with the Agreed Accounting Principles (except that materiality standards were applied and certain liabilities paid by Seller, as opposed to the Division, were excluded) and such balance sheets and related statements of income present fairly the financial position and results of operations of the Division as of their respective dates and for the respective periods covered thereby.

    5.5 Operations Since Balance Sheet Date. (a) Except as set forth in Schedule 5.5(A), since the Balance Sheet Date, there has been:

    (i) no material adverse change in the Purchased Assets, the Business or the operations, liabilities, profits, prospects or condition (financial or otherwise) of the Division, and no fact or condition exists or is contemplated or threatened which might reasonably be expected to cause such a change in the future; and

    (ii) no damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking materially adversely affecting any of the Purchased Assets or the Business.

    (b) Except as set forth in Schedule 5.5(B), since the Balance Sheet Date, Seller has conducted the Business only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since the Balance Sheet Date, except as set forth in such Schedule, Seller has not, in respect of the
Business:

    (i) sold, leased (as lessor), transferred or otherwise disposed of (including any transfers from the Division to Seller or any of its Affiliates), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance on, any of the assets reflected on the Balance Sheet or any assets acquired by the Division after the Balance Sheet Date, except for inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of the Business consistent with past practice and except for Permitted Encumbrances;

    (ii) canceled any debts owed to or claims held by the Division (including the settlement of any claims or litigation) other than in the ordinary course of the Business consistent with past practice;

    (iii) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money in respect of the Division (other than money borrowed or advances from Seller or any of its Affiliates in the ordinary course of the Business consistent with past practice) or entered into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

    (iv) accelerated or delayed collection of notes or accounts receivable generated by the Business in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of the Business consistent with past practice;

    (v) delayed or accelerated payment of any account payable or other liability of the Business beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of the Business consistent with past practice;

    (vi) allowed the levels of raw materials, supplies, work-in-process or other materials included in the inventory of the Division to vary in any material respect from the levels customarily maintained in the Business;

    (vii) instituted any increase in any compensation payable to any employee of Seller with respect to the Business or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to employees of Seller with respect to the Business, except in the normal course of business consistent with past practice; or

    (viii) made any change in the accounting principles and practices used by Seller from those applied in the preparation of the Balance Sheet and the related statements of income and cash flow for the period then ended.

    5.6 Taxes. Except as set forth in Schedule 5.6, (i) Seller has, in respect of the Business and the Purchased Assets, filed all Tax Returns which are required to be filed and has paid all Taxes which have become due pursuant to such Tax Returns or pursuant to any assessment which has become payable; (ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid in respect of the Business and the Purchased Assets; (iii) all monies required to be withheld by Seller (including from employees for income Taxes, and social security and other payroll Taxes) have been collected or withheld, and either paid to the respective taxing authorities or set aside in accounts for such purpose; and (iv) no transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code.

    5.7  Availability of Assets.  Except as set forth in Schedule
5.7 and except for the Excluded Assets, the Purchased Assets constitute all of the material assets used primarily in the Business (including, but not limited to, all books, records, computers and computer programs and data processing systems) and are in reasonably good condition (subject to normal wear and tear).

    5.8 Governmental Permits. To Seller's knowledge, Seller owns, holds or possesses all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body which are necessary to entitle it to own or lease, operate and use the Purchased Assets and to carry on and conduct the Business substantially as currently conducted (herein collectively called "Governmental Permits").

    Except as set forth in Schedule 5.8, (i) to Seller's knowledge, Seller has fulfilled and performed its obligations under each of the Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, or which might materially adversely affect the rights of Seller under any such Governmental Permit; (ii) no notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, Seller; and (iii) each of the Governmental Permits is valid, subsisting and in full force and effect.

    5.9. Real Property. Schedule 5.9 contains a brief description of (i) each parcel of real property owned by Seller and used in or relating to the Business (the "Owned Real Property") and (ii) each option held by Seller to acquire any real property for use by the Division.

    5.10 Real Property Leases. Schedule 5.10 sets forth a list and brief description of each lease or similar agreement under which (i) Seller is lessee of, or holds or operates, any real property owned by any third Person and used in or relating to the Business or (ii) Seller is lessor of any of the Owned Real Property. Except as set forth in such Schedule, Seller has the right to quiet enjoyment of all the real property described in such Schedule for the full term of each such lease or similar agreement (and any renewal option related thereto) relating thereto, and the leasehold or other interest of Seller in such real property is not subject or subordinate to any Encumbrance except for Permitted Encumbrances. Complete and correct copies of such leases or similar agreements have heretofore been delivered by Seller to Buyer.

    5.11 Condemnation. Neither the whole nor any part of the Owned Real Property or any real property leased, used or occupied by Seller in connection with the Business is subject to any pending suit for condemnation or other taking by any public authority, and, to the knowledge of Seller, no such condemnation or other taking is threatened or contemplated.

    5.12 Personal Property. Schedule 5.12 contains a detailed list of all machinery, equipment, vehicles, furniture and other personal property owned by Seller having an original cost of $1,000 or more and included in the Purchased Assets.

    5.13 Personal Property Leases. Schedule 5.13 contains a brief description of each lease or other agreement or right, whether written or oral (including in each case the annual rental, the expiration date thereof and a brief description of the property covered), under which Seller is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third Person and used exclusively in the Business, except for any such lease, agreement or right that is terminable by Seller without penalty or payment on notice of 30 days or less, or which involves the payment by Seller of rentals of less than $12,000 per year.

    5.14 Intellectual Property; Software. (a) Schedule 5.14(A) contains a list and description of all Copyrights, Patents and Trademarks (including all assumed or fictitious names under which Seller is conducting the Business or has within the previous five years conducted the Business) owned by or licensed to Seller and used by Seller in connection with the conduct of the Business.

    (b) Schedule 5.14(B) contains a list and description of all Software owned by or licensed to Seller and used by Seller in the conduct of the Business, provided that Schedule 5.14(B) does not list Software licensed to Seller that is available in consumer retail stores and subject to "shrink-wrap" license agreements.

    (c) Schedule 5.14(C) contains a list and description of all agreements, contracts, licenses, sublicenses, assignments and indemnities which relate to (i) any Copyrights, Patent Rights or Trademarks listed in Schedule 5.14(A), (ii) any Trade Secrets owned by, licensed to or used by Seller in connection with the conduct of the Business or (iii) any Software listed in Schedule 5.14(B).

    (d)  Except as disclosed in Schedule 5.14(D), Seller either:
(i) owns the entire right, title and interest in and to the Intellectual Property and Software included in the Purchased Assets, free and clear of any Encumbrance; or (ii) has the perpetual, royalty-free right to use the same.

    (e) Except as disclosed in Schedule 5.14(E), (i) all registrations for Copyrights, Patent Rights and Trademarks identified in Schedule 5.14(A) as being owned by Seller are valid and in force, and all applications to register any unregistered Copyrights, Patent Rights and Trademarks so identified are pending and in good standing, all without challenge of any kind; (ii) the Intellectual Property owned by Seller is valid and enforceable; and
(iii) Seller has the sole and exclusive right to bring actions for infringement or unauthorized use of the Intellectual Property and Software owned by Seller and included in the Purchased Assets, and to the knowledge of Seller, there is no basis for any such action.

    (f) Except as set forth in Schedule 5.14(f), to the knowledge of Seller, no infringement of any Intellectual Property Right of any other Person has occurred or results in any way from the operations of the Business, no claim of any infringement of any Intellectual Property Right of any other Person has been made or asserted in respect of the operations of the Business and Seller has not had notice of, or knowledge of any basis for, a claim against Seller that the operations, activities, products, software, equipment, machinery or processes of the Business infringe any Intellectual Property Right of any other Person.

    5.15. Title to Property. (a) Seller has good and marketable title in fee simple absolute to all Owned Real Property and to all buildings, structures and other improvements thereon, in each case free and clear of all Encumbrances, except for Permitted
Encumbrances and except as set forth in Schedule 5.15(A).

    (b) Seller has good and marketable title to all of the Purchased Assets other than the Owned Real Property, free and clear of all Encumbrances, except for Permitted Encumbrances and except as set forth in Schedule 5.15(B).

    (c) Upon delivery to Buyer on the Closing Date of the instruments of transfer contemplated by Section 4.4, Seller will thereby transfer to Buyer good and marketable title to the Purchased Assets (other than the Owned Real Property), subject to no Encumbrances, except for Permitted Encumbrances.

    5.16. Employees and Related Agreements. (a) Except as described in Schedule 5.16(A), Seller is not, with respect to the Business, a party to or bound by any written or, to Seller's knowledge, oral:

    (i) employee collective bargaining agreement, employment agreement (other than employment agreements terminable by Seller without premium or penalty on notice of 30 days or less under which the only monetary obligation of Seller is to make current wage or salary payments and provide current fringe benefits), consulting, advisory or service agreement, deferred compensation agreement, confidentiality agreement or covenant not to compete;

    (ii) contract or agreement with any officer, director or employee (other than employment agreements disclosed in response to clause (i) or excluded from the scope of clause (i)), agent, or attorney-in-fact of Seller; or

    (iii) stock option, stock purchase, bonus or other incentive plan or agreement.

    (b) Schedule 5.16(B) contains: (i) a list of all employees or commission salespersons of the Division as of November 30, 1998 whose then-current annual compensation was in excess of $80,000;
(ii) the then current annual compensation of, and a description of the fringe benefits (other than those generally available to employees of Seller) provided by Seller to any such employees or salespersons; (iii) a list of all present or former employees or commission salespersons of the Division paid in excess of $80,000 in calendar year 1997 who have terminated or given notice of their intention to terminate their relationship with Seller or the Division since December 31, 1997;

    (c) Except as set forth in Schedule 5.16(C), (i) to the knowledge of Seller, the Division is not involved in any material transaction or other situation with any employee, officer, director or Affiliate of Seller which may be generally characterized as a "conflict of interest", including, but not limited to, direct or indirect interest in the business of competitors, suppliers or customers of the Division, and (ii) there are no situations with respect to the Business which involved or involves (A) the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (B) the making of any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds, (C) the violation of any of the provisions of The Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder, (D) the receipt of any illegal discounts or rebates or any other violation of the antitrust laws or (E) any investigation by the Securities and Exchange Commission or any other federal, foreign, state or local government agency or authority.

    5.17. Employee Relations. Except as set forth in Schedule 5.17, to Seller's knowledge, Seller has complied in respect of the Business with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and to the operation of the Business and is not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing. Seller believes that its relations with the employees of the Division are satisfactory. Seller is not a party to, and the Division is not affected by or threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of the Division. To Seller's knowledge, neither Seller nor the Division is materially affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any supplier or customer of the Division. Schedule 5.17 sets forth a description of any organizing or election activities involving any non-union employees of the Division which have occurred since June 1, 1995 or, to the knowledge of Seller, are threatened.

    5.18. Contracts. Except as set forth in Schedule 5.18, Seller is not, with respect to the Business, a party to or bound by:

    (i)  any contract to purchase or sell real property;

    (ii) any contract to purchase goods or services which Seller reasonably anticipates will involve the payment of more than $250,000 in 1999 or in any calendar year thereafter;

    (iii) any contract to sell goods or services which Seller reasonably anticipates will involve the payment of more than $500,000 in 1999 or in any calendar year thereafter;

    (iv) any contract to purchase, license or develop Software to be used by the Division;

    (v) any consignment, distributor, dealer, manufacturer's representative, sales agency, advertising representative or advertising or public relations contract;

    (vi) any guarantee of the obligations of customers, suppliers, officers, directors, employees, Affiliates or others;

    (vii) any agreement which provides for, or relates to, the incurrence by the Division of debt for borrowed money (including, without limitation, any interest rate or foreign currency swap, cap, collar, hedge or insurance agreements, or options or forwards on such agreements, or other similar agreements for the purpose of managing the interest rate and/or foreign exchange risk associated with its financing); or

    (viii)  any material contract not made in the ordinary course.

    5.19. Status of Contracts. Except as set forth in Schedule 5.19, each of the leases, contracts and other agreements listed in Schedules 5.10, 5.13, 5.14, 5.16 and 5.18 (collectively, the "Seller Agreements") constitutes a valid and binding obligation of the parties thereto and is in full force and effect and (except as set forth in Schedule 5.3 and except for those Seller Agreements which by their terms will expire prior to the Closing Date or are otherwise terminated prior to the Closing Date in accordance with the provisions hereof) may be transferred to Buyer pursuant to this Agreement and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. To the knowledge of Seller, Seller has, in all material respects, fulfilled and performed its obligations under each of the Seller Agreements, and Seller is not in, or alleged to be in, breach or default under, nor is there alleged to be any basis for termination of, any of the Seller Agreements and, to the knowledge of Seller, no other party to any of the Seller Agreements has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by Seller or by any such other party. Seller is not currently renegotiating any of the Seller Agreements or paying liquidated damages in lieu of performance thereunder. Complete and correct copies of each of the Seller Agreements have heretofore been delivered to Buyer by Seller.

    5.20. No Violation, Litigation or Regulatory Action. Except as set forth in Schedule 5.20;

    (i) to the knowledge of Seller, the Purchased Assets and their uses comply with all applicable Requirements of Laws and Court
Orders;

    (ii) to the knowledge of Seller, Seller has complied with all Requirements of Laws and Court Orders which are applicable to the Purchased Assets or the Business;

    (iii) there are no lawsuits, claims, suits, proceedings or investigations pending or, to the knowledge of Seller, threatened against or affecting Seller in respect of the Purchased Assets or the Business nor, to the knowledge of Seller, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending in which Seller is the plaintiff or claimant and which relate to the Purchased Assets or the Business;

    (iv) there is no action, suit or proceeding pending or, to the knowledge of Seller, threatened which questions the legality or propriety of the transactions contemplated by this Agreement; and

    (v) to the knowledge of Seller, no legislative or regulatory proposal has been adopted or is pending which could adversely affect the Business.

    5.21.  Environmental Matters.  Except as set forth in Schedule
5.21:

    (i) to the knowledge of Seller, the operations of the Business comply in all material respects with all applicable Environmental
Laws.

    (ii) Seller has, in respect of the Business, obtained all environmental, health and safety Governmental Permits necessary for its operation, and all such Governmental Permits are in good standing and Seller is in compliance in all material respects with all terms and conditions of such permits;

    (iii) neither Seller, with respect to the Business, nor any of the present Division Property or operations, or the past Division Property or operations, is subject to any on-going investigation by, order from or agreement with any Person (including without limitation any prior owner or operator of Division Property) respecting (i) any Environmental Law, (ii) any Remedial Action or
(iii) any claim of Losses and Expenses arising from the Release or threatened Release of a Contaminant into the environment;

    (iv) Seller is not, with respect to the Business, subject to any juridical or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law;

    (v)  Seller has not with respect to the Business:

      (a)  reported a Release of a hazardous substance pursuant to
Section 103(a) of CERCLA, or any state equivalent;

      (b)  filed a notice pursuant to Section 103(c) of CERCLA;

      (c) filed notice pursuant to Section 3010 of RCRA, indicating the generation of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent; or

      (d) filed any notice under any applicable Environmental Law reporting a substantial violation of any applicable Environmental
Law;

    (vi) there is not now nor to the knowledge of Seller has there ever been, on or in any Division Property:

      (a) any treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, that requires or required a Governmental
Permit pursuant to Section 3005 of RCRA; or

      (b) any underground storage tank or surface impoundment or landfill or waste pile.

    (vii) to the knowledge of Seller, there is not now on or in any Division Property any polychlorinated biphenyls (PCB) used in pigments, hydraulic oils, electrical transformers or other equipment;

    (viii) Seller has not, with respect to the Division, received any notice or claim, including information requests under CERCLA, to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant;

    (ix)  no Environmental Encumbrance has attached to any Division
Property; and

    (x) any asbestos-containing material which is on or part of any Division Property is in good repair according to the current standards and practices governing such material, and its presence or condition does not violate any currently applicable Environmental
Law.

    5.22. Insurance. Seller believes it has adequate insurance in force with respect to the Division and Seller shall keep or cause such insurance or comparable insurance to be kept in full force and effect through the Closing Date. Seller has complied in all material respects with each of such insurance policies and has not failed to give any notice or present any claim thereunder in a due and timely manner.

    5.23. Customers. Set forth in Schedule 5.23 hereto is (i) a list of names of the 15 largest customers (measured by dollar volume of sales in each case) of Seller in respect of the Business during each of the two fiscal years ended December 28, 1997 and the fiscal nine months ended September 27, 1998.

    5.24. No Finder. Neither Seller nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

    5.25. Disclosure. None of the representations or warranties of Seller contained herein and none of the information contained in the Schedules referred to in Article V is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.


                        ARTICLE VI

       REPRESENTATIONS AND WARRANTIES OF BUYER

    As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Seller and agrees as follows:

    6.1. Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

    6.2. Authority of Buyer. Buyer has full power and authority to execute, deliver and perform this Agreement and all of the Buyer Ancillary Agreements. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by Buyer's board of directors or a committee thereof and do not require any further authorization or consent of Buyer or its stockholders. This Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding agreement of Buyer enforceable in accordance with its terms, and each of the Buyer Ancillary Agreements has been duly authorized by Buyer and upon execution and delivery by Buyer will be a legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

    Neither the execution and delivery of this Agreement or any of the Buyer Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

    (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event or default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (1) the Certificate of Incorporation or By-laws of Buyer, (2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Buyer is a party or by which it is bound or (4) any Requirements of Laws affecting Buyer; or

    (ii) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any Person, except as provided under the HSR Act.

    6.3. No Finder. Neither Buyer nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.


                       ARTICLE VII

           ACTION PRIOR TO THE CLOSING DATE


    The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

    7.1. Investigation of the Division by Buyer. Upon receipt of reasonable advance notice, Seller shall afford and cause the Division to afford to the officers, employees and authorized representatives of Buyer (including, without limitation, independent public accountants and attorneys) access during normal business hours to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation and such access and information that may be necessary in connection with an environmental audit) of the Division to the extent Buyer shall deem necessary or desirable and shall furnish to Buyer or its authorized representatives such additional information concerning the Purchased Assets, the Business and the operations of the Division as shall be reasonably requested, including all such information as shall be necessary to enable Buyer or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of Seller contained in this Agreement have been complied with and to determine whether the conditions set forth in Article IX have been satisfied. Buyer agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of Seller or the Division. No investigation made by Buyer or its representatives hereunder shall affect the representations and warranties of Seller hereunder.

    7.2. Preserve Accuracy of Representations and Warranties. Each of the parties hereto shall refrain from taking any action which would render any representation or warranty contained in Article V or VI of this Agreement inaccurate as of the Closing Date. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Seller shall promptly notify Buyer of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against Seller which would have been listed in Schedule 5.20 if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof.

    7.3. Consents of Third Parties: Governmental Approvals. (a) Seller will act diligently and reasonably to secure, before the Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to Buyer, from any party to any Seller Agreement required to be obtained to assign or transfer any such Agreements to Buyer or to otherwise satisfy the conditions set forth in Section 9.5; provided that neither Seller nor Buyer shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals; and provided, further, that Seller shall not make any agreement or understanding affecting the Purchased Assets or the Business as a condition for obtaining any such consents or waivers except with the prior written consent of Buyer. During the period prior to the Closing Date, Buyer shall act diligently and reasonably to cooperate with Seller to obtain the consents, approvals and waivers contemplated by this Section 7.3(a).

    (b) During the period prior to the Closing Date, Seller and Buyer shall act diligently and reasonably, and shall cooperate with each other, to secure any consents and approvals of any Governmental Body required to be obtained by them in order to assign or transfer any Governmental Permits to Buyer, to permit the consummation of the transactions contemplated by this Agreement, or to otherwise satisfy the conditions set forth in Section 9.4; provided that Seller shall not make any agreement or understanding affecting the Purchased Assets or the Business as a condition for obtaining any such consents or approvals except with the prior written consent of Buyer.

    7.4. Operations Prior to the Closing Date. From the date of this Agreement to the Closing Date, (a) Seller shall operate and carry on the Business only in the ordinary course and substantially as presently operated. Consistent with the foregoing, Seller shall keep and maintain the Purchased Assets in substantially their present condition and shall use its reasonable best efforts consistent with good business practice to maintain the business organization of the Division intact and to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with the Business. In connection therewith, Seller shall not (i) transfer or cause to be transferred from the Division any employee or agent thereof (ii) offer employment after the Closing Date to any such employee or agent or otherwise attempt to persuade any such person to terminate his or her relationship with the Division, except as otherwise provided in Section 8.4.

    (b) Except as expressly contemplated by this Agreement or except with the express written approval of Buyer, Seller shall not:

    (i) make or enter into any contract or commitment for any capital expenditure with respect to the Division which exceeds
$100,000;

    (ii) enter into any contract, agreement, undertaking or commitment which would have been required to be set forth in
Schedule 5.18 if in effect on the date hereof or enter into any contract which cannot be assigned to Buyer;

    (iii) enter into any contract for the purchase of real property to be used by the Division or for the sale of any Owned Real
Property or exercise any option to purchase real property listed in
Schedule 5.9 or any option to extend a lease listed in Schedule
5.10;

    (iv) sell, lease (as lessor), transfer or otherwise dispose of (including any transfers within the Division as well as any transfers from the Division to Seller or any of its Affiliates), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the Purchased Assets, other than inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of the Business consistent with past practice and other than Permitted Encumbrances;

    (v)  cancel any debts owed to or claims held by the Division
(including the settlement of any claims or litigation) other than in the ordinary course of the Business consistent with past practice;

    (vi) create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money in respect of the Division (other than money borrowed or advances from Seller or any of its Affiliates in the ordinary course of the Business consistent with past practice) or enter into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

    (vii) accelerate or delay collection of any notes or accounts receivable generated by the Business in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of the Business consistent with past practice;

    (viii) delay or accelerate payment of any account payable or other liability of the Business beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of the Business consistent with past practice;

    (ix) allow the levels of raw materials, supplies, work-in-process or other materials included in the inventory of the Division to vary in any material respect from the levels customarily maintained in the Business;

    (x) institute any increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to employees of the Division or make any change in the compensation of the employees of the Division, other than changes made in accordance with normal compensation practices and consistent with past compensation practices; or

    (xi) make any material change in the accounting policies applied in the preparation of the financial statements contained in
Schedule 5.4.

    7.5. Notification by Seller of Certain Matters. During the period prior to the closing Date, Seller will promptly advise Buyer in writing of (i) any material adverse change in the condition of the Purchased Assets or the Business, (ii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, and (iii) any material default under any Seller Agreement or event which, with notice or lapse of time or both, would become such a default on or prior to the Closing Date and of which Seller has knowledge.

    7.6. Antitrust Law Compliance. Buyer and Seller have caused to be filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act, or any rules and regulations promulgated thereunder, with respect to the transactions contemplated hereby. Each party warrants that all such filings by it are, as of the date filed, true and accurate and in accordance with the requirements of the HSR Act and any such rules and regulations. Each of Buyer and Seller agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property (including, in the case of Seller, the Business) as may be required of each of them to file any additional information requested by such agencies under the HSR Act and any such rules and regulations.

    7.7. Commitment for Title Insurance. Seller shall cause to be delivered to Buyer not less than five days prior to the Closing Date, with respect to each parcel of Owned Real Property identified in Schedule 5.9, (i) a current commitment for the issuance of an owner's title insurance policy, all of which policies shall be 1990 form policies with an endorsement deleting the "creditor's rights" exception or exclusion, with extended coverage over general exceptions 1 (rights or claims of parties in possession), 2 (survey matters), 3 (Zoning), 4 (mechanic's liens) and 5 (taxes or special assessments not shown as existing liens), with a Form 3.1 zoning endorsement (with assurances with respect to the number of parking spaces and the number of loading docks) written by a nationally recognized title insurance company in amount, form and substance satisfactory to Buyer and providing that, upon the satisfaction of the conditions specified therein, Buyer will have good and marketable title thereto, free and clear of all Encumbrances, except for Permitted Encumbrances; and (ii) a survey, acceptable to such title company, of a recent date with respect to each such parcel showing no encroachments or other survey defects with respect to the buildings, structures and other improvements located on such property, except any such imperfections which do not materially detract from the value of, or materially impair the existing use of, the property affected by such imperfections.


                          ARTICLE VIII

                      ADDITIONAL AGREEMENTS

    8.1. Covenant Not to Compete or Solicit Business. In furtherance of the sale of the Purchased Assets and the Business to Buyer hereunder by virtue of the transactions contemplated hereby and more effectively to protect the value and goodwill of the Purchased Assets and the Business so sold, at the Closing Seller shall execute and deliver to Buyer the Covenant Not to Compete.

    8.2. Taxes. (a) Seller shall be liable for and shall pay, and, pursuant to Article XI shall indemnify Buyer against, all Taxes (whether assessed or unassessed) applicable to the Business and the Purchased Assets, in each case attributable to (i) taxable years or periods ending prior to the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the day immediately preceding the Closing Date, (ii) any and all Taxes imposed on the sale of the Purchased Assets (and the assumption of the Assumed Liabilities) pursuant to the transactions contemplated by this Agreement. Buyer shall be liable for and shall pay, and, pursuant to Article XI shall indemnify Seller against, all Taxes (whether assessed or unassessed) applicable to the Business and the Purchased Assets, in each case attributable to taxable years or periods beginning on or after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning on or after the Closing Date; provided, however, that Buyer shall not be liable for or pay, and shall not indemnify Seller against, any Taxes (whether assessed or unassessed) for which Seller is liable under this Agreement without regarding to this sentence and provided further that Buyer shall not be liable for or pay, and shall not indemnify Seller against (i) any and all Taxes (whether assessed or unassessed) imposed on the sale of the Purchased Assets (and the assumption of the Assumed Liabilities) pursuant to the transactions contemplated by this Agreement or any Seller Ancillary Agreement. For purposes of this Section 8.2, any Straddle Period shall be treated on a "closing of the books" basis as two partial periods, one ending at the close of the day immediately preceding the Closing Date and the other beginning at the beginning of the Closing Date except that Taxes (such as property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

    (b) Buyer and Seller agree that the transactions contemplated by this Agreement constitute a sale of a trade or business within the meaning of Section 41(f)(3) of the Code. Seller will provide to Buyer upon request all information necessary in order to permit Buyer to apply the provisions of Section 41(f)(3)(A) of the Code. Buyer and Seller further agree that neither Buyer nor Seller will prepare or file any Tax Return, or take any position on such Tax Return, which is inconsistent with this Section 8.2(b).

    (c) Notwithstanding Section 8.2(a), any sales Tax, use Tax, real property transfer or gains Tax, documentary stamp Tax or similar Tax attributable to the sale or transfer of the Purchased Assets shall be paid by Seller. Buyer agrees to timely sign and delivery such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or make a report with respect to, such Taxes.

    (d) Seller or Buyer, as the case may be, shall provide reimbursement for any Tax paid by one party all or a portion of which is the responsibility of the other party in accordance with the terms of this Section 8.2. Within a reasonable time prior to the payment of any said Tax, the party paying such Tax shall give notice to the other party of the Tax payable and the portion which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder.

    (e) After the Closing Date, each of Seller and Buyer shall (and cause their respective Affiliates to):

    (i) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing;

    (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Business or the Purchased Assets;

    (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Business or the Purchased Assets;

    (iv) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments relating to Taxes of the Business or the Purchased Assets for taxable periods for which the other may have a liability under this Section 8.2; and

    (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period.

    (f) Notwithstanding anything to the contrary in this Agreement, the obligations of the parties set forth in this Section 8.2 shall be unconditional and absolute and shall remain in effect without limitation as to time and, to the extent, if any, inconsistent with
Section 8.3, this Section 8.2 shall govern with respect to the obligations set forth in this Section 8.2.

    8.3. Discharge of Division's Liabilities. Seller covenants and agrees that it will pay and discharge, and hold Buyer harmless from, each and every liability and obligation of Seller in respect of the Business or the Purchased Assets arising from events occurring prior to the Closing Date, excepting only those liabilities and obligations expressly assumed by Buyer at the Closing pursuant to instruments of assumption delivered to Seller at the Closing, it being understood and agreed that Buyer is assuming no liabilities or obligations of Seller other than liabilities and obligations so expressly assumed by Buyer.

    8.4. Employees and Employee Benefit Plans. (a) Offers of Employment. Effective as of the Closing Date, Buyer shall make offers of employment to all employees of Seller on the Closing Date who are employed in the Division (the "Affected Employees"), including, without limitation, any such Affected Employees who are on leave of absence on the Closing Date, except for those persons listed in Schedule 8.4(A), each such offer to be contingent upon receipt by Buyer of a release signed by the offeree allowing Seller to comply with its obligations under Section 8.4(i). Each Affected Employee, except for those persons listed in Schedule 8.4(A) shall be offered a job with Buyer that has similar job content, rate of pay, and, except in the case of persons who are sales representatives or sales managers, location as the job in which such Affected Employee is employed by Seller on the Valuation Date.
Those employees of Seller who accept Buyer's offer of employment with Buyer are referred to herein as "Transferred Employees." The active participation of all Transferred Employees in the employee benefit plans, programs, agreements or arrangements maintained by Seller (the "Plans") shall cease as of the Closing Date, except as otherwise provided in any of the Plans (provided, however, that no such continued participation shall give rise to a multiple employer arrangement which includes Buyer). Seller shall retain all obligation and liability for all benefits (including, but not limited to, severance benefits, if any, and continuation coverage under Part 6 of Title I of ERISA) under the Plans with respect to the Transferred Employees and their beneficiaries. Buyer shall take all action necessary (including the adoption of plan amendments) to provide to Transferred Employees coverage effective as of the Closing Date under the following employee benefit plans: Retirement Benefit Plan of R. R. Donnelley & Sons Company; Donnelley Deferred Compensation and Voluntary Savings Plan; R. R. Donnelley & Sons Company Group Benefits Plan; R. R. Donnelley & Sons Company Flexible Benefits Plan; R. R. Donnelley & Sons Company Separation Pay Plan (the "Donnelley Separation Pay Plan"); R. R. Donnelley & Sons Company Special Severance Plan and Donnelley Educational Assistance Plan (the last five plans shall be hereinafter referred to as the "Donnelley Welfare Plans").

    (b) Vacation. Buyer shall assume the liability for all accrued but unused vacation of Transferred Employees determined as of the Closing Date, as set forth in Schedule 8.4(B), which Seller shall deliver to Buyer within ten days after Closing, accompanied by a certificate as to the accuracy of such Schedule signed on behalf of Seller by the President or any Vice President of Seller.

    (c) Workers' Compensation. Workers' compensation injury claims of any Transferred Employees shall be the responsibility and liability of Seller if the event giving rise to such claims occurred prior to the Closing Date and shall be the responsibility and liability of Buyer if the event giving rise to the claim occurs on or after the Closing Date. Workers' compensation occupational disease claims of any Transferred Employees shall be the responsibility and liability of Seller if such claims were filed prior to the Closing Date and shall be the responsibility and liability of Buyer if such claims are filed on or after the Closing Date.

    (d) Severance. Seller shall indemnify Buyer for the cost of severance payable under the Donnelley Separation Pay Plan to any Transferred Employee identified as a sales manager on Schedule 8.4(D) whose employment with Buyer is terminated during the six-month period beginning on the Closing Date; provided, however, that Seller's liability shall be limited to the amount which would have been payable to such terminated employee under the terms of The Standard Register Company Employee Severance Pay Plan.

    (e) Credit. Buyer shall recognize the continuous service of Transferred Employees with Seller and its Affiliates on or prior to the Closing Date as if such service had been rendered to Buyer or one of its Affiliates for purposes of any waiting periods, eligibility and vesting purposes under the Donnelley Welfare Plans and the other Buyer plans referred to in Section 8.4; provided, however, that with respect to the retiree portions of the Medical Benefits Program and the Death Benefit Program under the R. R. Donnelley & Sons Company Group Benefits Plan, such continuous service shall only be taken into account for those Transferred Employees who remain employed with Buyer or one of its subsidiaries during the entire thirteen-month period beginning on the Closing Date. Transferred Employees shall be reimbursed by Buyer for any portion of annual deductible, co-payment or out-of-pocket maximums which were satisfied under the Plans during the period prior to the Closing Date. The Donnelley Welfare Plans shall not impose limitation of coverage for pre-existing conditions on any Transferred Employee with respect to any such condition which was not excluded under the Plans prior to the Closing Date.

    (f) Consulting. Seller shall use its reasonable best efforts to make Michael Spaul available, on a full-time basis, for consulting services to Buyer at no cost to Buyer for the six-month period beginning on the Closing Date. At the end of such six-month period, Buyer shall have the right to offer employment to Michael Spaul, and Seller shall not interfere with Buyer's negotiations regarding such offer. Seller will also use its reasonable best efforts to keep David Dilucente employed at the Division through the Closing Date.

    (g) Third-Party Rights. No provision of this Section 8.4 shall create any third-party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of Seller, any of its Affiliates, or Buyer or any of its Affiliates in respect of continued employment (or resumed employment) for any specified period of any nature or kind whatsoever, and no provision of this
Section 8.4 shall create such third-party beneficiary rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement.

    (h) Indemnity. Seller shall indemnify and hold Buyer harmless against any liabilities and obligations of any kind, whether direct, indirect, contingent or otherwie (including but not limited to any liability arising under (a) Part 6 of Title I of ERISA or Section 4980B of the Code, (b) Sections 502(i) or 502(l) of ERISA or Section 4975 of the Code, (c) Section 302 of ERISA or Section 412 of the Code or (d) Title IV of ERISA) related to, associated with or arising out of any of the Plans. This indemnity shall apply in addition to the indemnification in Section 11.1 and shall apply without regard to any minimum amounts or time limitations otherwise imposed therein.

    (i) Personnel Files. Within 14 days after the Closing Date, Seller shall deliver to Buyer copies of all personnel files of all Transferred Employees who have signed the release contemplated in
Section 8.4(a). As soon as practicable after execution of this Agreement, Seller shall make available to Buyer employee demographic data regarding the Affected Employees so that Buyer may make the offers of employment contemplated by Section 8.4(a).

    8.5. Collection of Valuation Date Receivables. (a) During the 90-day period following the Closing Date (the "Collection Period"), Buyer shall collect the Valuation Date Receivables in accordance with its collection practices, except that with respect to any particular Valuation Date Receivable, Buyer shall be under no obligation to commence or not to commence litigation to effect collection. Buyer shall not make any adjustment, concession or settlement with respect to any particular Valuation Date Receivable without first obtaining the written consent of Seller, which shall not be unreasonably withheld or delayed.

    (b) From time to time during the Collection Period and through the 15 days thereafter, Buyer may notify Seller of Buyer's desire to sell all or any portion of the Valuation Date Receivables to Seller. Any such notice to Seller shall be in writing, shall include a certification by Buyer that Buyer has not made any adjustment, concession or settlement with respect to any of the Valuation Date Receivables that Buyer desires to sell to Seller, except as contemplated in Section 8.5(a), and shall be signed by the President or any Vice President of Buyer. Within five days of receipt of such notice, Seller shall pay Buyer, by wire transfer of immediately available funds to such bank account as Buyer shall designate in writing to Seller, the amount of Valuation Date Receivables set forth in Buyer's notice, plus interest thereon, if any, from the fifth day after receipt of Buyer's notice to the date of payment thereof at the Agreed Rate therefor. Upon receipt of payment therefor, Buyer shall transfer to Seller, without recourse or warranty, all of Buyer's right, title and interest in, to and under the Valuation Date Receivables sold to Seller pursuant to this
Section 8.5.


                          ARTICLE IX

         CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

    The obligations of Buyer under this Agreement shall, at the option of Buyer, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

    9.1. No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by Seller in the performance of any of its covenants and agreements herein; each of the representations and warranties of Seller contained or referred to herein shall be true and correct on the Closing Date as though made on the Closing Date, except for (a) changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer, (b) any transaction permitted by Section 7.4 or (c) any loss of customers, sales representatives or sales managers as a result of the public announcement or pendency of the transactions contemplated by this Agreement, provided that Seller used its reasonable best efforts to prevent any such loss of customers, sales representatives or sales managers; and there shall have been delivered to Buyer a certificate to such effect, dated the Closing Date, signed on behalf of Seller by the President or any Vice President of Seller.

    9.2. No Changes or Destruction of Property. Between the date hereof and the Closing Date, there shall have been (a) no material adverse change in the Purchased Assets, the Business or the operations, liabilities, profits, prospects or condition (financial or otherwise) of the Division; provided that any loss of customers, sales representatives or sales managers as a result of the public announcement or pendency of the transactions contemplated by this Agreement shall not be deemed to be a material adverse change for purposes of this Section 9.1, provided further that Seller used its reasonable best efforts to prevent any such loss of customers, sales representatives or sales managers; (b) no material adverse federal or state legislative or regulatory change affecting the Business or its products or services; and (c) no material damage to the Purchased Assets by fire, flood, casualty, act of God or the public enemy or other cause, regardless of insurance coverage for such damage; and there shall have been delivered to Buyer a certificate to such effect, dated the Closing Date and signed on behalf of Seller by the President or any Vice President of Seller.

    9.3. No Restraint or Litigation. The waiting period under the HSR Act shall have expired or been terminated, and no action, suit, investigation or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

    9.4. Necessary Governmental Approvals. The parties shall have received all approvals and actions of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby, which are required to be obtained prior to the Closing by applicable Requirements of Laws or which are necessary to prevent a material adverse change in the Purchased Assets, the Business or the operations, liabilities, profits, prospects or condition (financial or otherwise) of the Division.

    9.5. Necessary Consents. Seller shall have received consents, in form and substance reasonably satisfactory to Buyer, to the transactions contemplated hereby from the other parties to all contracts, leases, agreements and permits to which Seller is a party or by which Seller or any of the Purchased Assets is affected and which are necessary to prevent a material adverse change in the Purchased Assets, the Business or in the operations, liabilities, profits, prospects or condition (financial or otherwise) of the Division.

    9.6. Title Insurance. Buyer shall have received, with respect to each parcel of the Owned Real Property identified in Schedule 5.9, a current owner's title insurance policy, all of which policies shall be 1990 form policies with an endorsement deleting the "creditor's rights" exception or exclusion, with extended coverage over general exceptions 1 (rights or claims of parties in possession), 2 (survey matters), 3 (easements), 4 (mechanic's liens) and 5 (taxes or special assessments not shown as existing liens), with a Form 3.1 zoning endorsement (with assurances with respect to the number of parking spaces and the number of loading docks), written by a nationally recognized title insurance company in amount, form and substance satisfactory to Buyer insuring that Buyer has good and marketable title thereto, free and clear of all Encumbrances, except for Permitted Encumbrances.


                        ARTICLE X

       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

    The obligations of Seller under this Agreement shall, at the option of Seller, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

    10.1. No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by Buyer in the performance of any of its covenants and agreements herein; each of the representations and warranties of Buyer contained or referred to in this Agreement shall be true and correct on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Seller or any transaction contemplated by this Agreement; and there shall have been delivered to Seller a certificate to such effect, dated the Closing Date and signed on behalf of Buyer by the President or any Vice President of Buyer.

    10.2. No Restraint or Litigation. The waiting period under the HSR Act shall have expired or been terminated, and no action, suit or proceeding by any Governmental Body shall have been instituted or threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

    10.3. Necessary Governmental Approvals. The parties shall have received all approvals and actions of or by all Governmental Bodies necessary to consummate the transactions contemplated hereby, which are required to be obtained prior to the Closing by applicable Requirements of Laws.


                             ARTICLE XI

                          INDEMNIFICATION

    11.1. Indemnification by Seller. (a) Seller agrees to indemnify and hold harmless Buyer from and against any and all Losses and Expense incurred by Buyer in connection with or arising from:

    (i) any breach by Seller of any of its covenants in this Agreement or in any Seller Ancillary Agreement;

    (ii) any failure of Seller to perform any of its obligations in this Agreement or in any Seller Ancillary Agreement;

    (iii) any breach of any warranty or the inaccuracy of any representation of Seller contained or referred to in this Agreement or any certificate delivered by or on behalf of Seller pursuant hereto;

    (iv) any failure of any of the Purchased Assets to be in Year 2000 Compliant Format; or

    (v)  the failure of Seller to perform any Excluded Liability
(except for the Excluded Liabilities described in Section 2.4(g)).

    (b) Seller shall be required to indemnify and hold harmless under clause (iii) of Section 11.1(a) with respect to Loss and Expense incurred by Buyer (other than Loss and Expense incurred as a result of inaccuracies of the representations and warranties contained in Sections 5.1, 5.3, 5.6, 5.15(b) and 5.24) only to the extent that the aggregate amount of such Loss and Expense exceeds $500,000; provided, however, that Seller's obligation to indemnify and hold harmless under clause (iii) of Section 11.1(a) with respect to Loss and Expense incurred by Buyer (other than Loss and Expense incurred as a result of inaccuracies of the representations and warranties contained in Sections 5.1, 5.3, 5.6, 5.15(b) and 5.24) shall be limited to the payment by Seller of cash in the aggregate in an amount equal to $15,000,000.

    (c) Seller shall be required to indemnify and hold harmless under clause (iv) of Section 11.1(a) with respect to Loss and Expense incurred by Buyer only to the extent that the aggregate amount of such Loss and Expense exceeds $250,000; provided, however, that Seller's obligation to indemnify and hold harmless under clause
(iv) of Section 11.1(a) with respect to Loss and Expense incurred by Buyer shall be limited to the payment by Seller of cash in the aggregate in an amount equal to $250,000.

    (d) The indemnification provided for in Section 11.1(a) shall terminate two years after the Closing Date (and no claims shall be made by Buyer under Section 11.1(a) thereafter), except that the indemnification by Seller shall continue as to:

    (i) the covenants of Seller set forth in Section 8.2 and the representations and warranties set forth in Section 5.6, which shall survive until one year after the expiration of the relevant statutory periods of limitations applicable to the underlying claim, giving effect to any waiver, mitigation or extension thereof;

    (ii) the covenants of Seller set forth in Section 13.6 and the Covenant Not to Compete, as to which the indemnification provided for in Section 11.1(a) shall terminate three months after the expiration of the period provided for therein; and

    (iii) any Loss or Expense of which Buyer has notified Seller in accordance with the requirements of Section 11.4 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.1(d), as to which the obligation of Seller shall continue until the liability of Seller shall have been determined pursuant to this Article XI, and Seller shall have reimbursed Buyer for the full amount of such Loss and Expense in accordance with this Article XI.

    (e) Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties of Seller set forth in
Section 5.15(a) shall expire at Closing.

    (f) Seller shall not be required to indemnify and hold harmless under this Section 11.1 with respect to Loss and Expense incurred by Buyer of the type described in clauses (i) through (iii) of Section 11.3(a).

    11.2. Indemnification by Buyer. (a) Buyer agrees to indemnify and hold harmless Seller from and against any and all Loss and Expense incurred by Seller in connection with or arising from:

    (i) any breach by Buyer of any of its covenants or agreements in this Agreement or any Buyer Ancillary Agreement;

    (ii) any failure by Buyer to perform any of its obligations in this Agreement or in any Buyer Ancillary Agreement; or

    (iii) any breach of any warranty or the inaccuracy of any representation of Buyer contained or referred to in this Agreement or in any certificate delivered by or on behalf of Buyer pursuant thereto.

    (b) Buyer shall be required to indemnify and hold harmless under clause (iii) of Section 11.2(a) with respect to Loss and Expense incurred by Seller (other than Loss and Expense incurred as a result of inaccuracies of the representations and warranties contained in Section 6.3) only to the extent that the aggregate amount of such Loss and Expense exceeds $250,000; and provided, further, that Buyer's obligation to indemnify and hold harmless under clause (iii) of Section 11.2(b) with respect to Loss and Expense incurred by Seller (other than Loss and Expense incurred as a result of inaccuracies of the representations and warranties contained in Section 6.3) shall be limited to the payment by Buyer of cash in the aggregate in an amount equal to $15,000,000.

    (c) The indemnification provided for in Section 11.2(a) shall terminate two years after the Closing Date (and no claims shall be made by Seller under Section 11.2(a) thereafter), except that the indemnification by Buyer shall continue as to:

    (i) the covenants of Buyer set forth in Section 8.2 which shall survive until one year after the expiration of the relevant statutory periods of limitations applicable to the underlying claim, giving effect to any waiver, mitigation or extension thereof;

    (ii) the covenant of Buyer set forth in Section 13.6 as to which the indemnification provided for in this Section 11.2(a) shall terminate three months after the expiration of the period provided for therein; and

    (iii) any Loss or Expense of which Seller has notified Buyer in accordance with the requirements of Section 11.4 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.2(c), as to which the obligation of Buyer shall continue until the liability of Buyer shall have been determined pursuant to this Article XI, and Buyer shall have reimbursed Seller for the full amount of such Loss and Expense in accordance with this
Article XI.

    11.3. Environmental Indemnity. (a) Without regard to any limitations set forth in Section 11.1, Seller agrees to indemnify and hold harmless Buyer from and against any and all Losses and Expense incurred by or asserted against Buyer in connection with or arising from:

    (i) the breach of any warranty or the inaccuracy of any representation of Seller contained in Section 5.21; or

    (ii) all liabilities and obligations, including Remedial Action, whether the subject of a third Person claim or incurred by Buyer, related to, associated with or arising out of any violation of Environmental Law or any Release or threatened Release of a Contaminant at, on or from any Division Property prior to the Closing Date, whether incurred or imposed pursuant to any Environmental Law, or any environmental common law theory; and

    (iii)  any liabilities or obligations, including Remedial
Action, related to any real property or facility to which Contaminants generated by the Business were sent prior to the Closing Date;

provided, however, that Seller shall be required to indemnify and hold harmless under this Section 11.3(a) with respect to Loss and Expense incurred by Buyer only to the extent that the aggregate amount of such Loss and Expense exceeds $250,000; and provided, further, that Seller's obligation to indemnify and hold harmless under this Section 11.3(a) shall be limited to the payment by Seller of cash in the aggregate in an amount equal to $10,000,000.

    (b) The indemnification provided for in this Section 11.3 shall terminate three years after the Closing Date (and no claims shall be made by Buyer under this Section 11.3 thereafter), except that the indemnification by Seller shall continue as to any Loss or Expense of which Buyer has notified Seller in accordance with the requirements of Section 11.4 on or prior to the date that such indemnification would otherwise terminate in accordance with this
Section 11.3(b), as to which the obligation of Seller shall continue until the liability of Seller shall have been determined pursuant to this Article XI.

    11.4. Notice of Claims. Buyer or Seller (the "Indemnified Party") seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known ) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; provided, further that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder, except to the extent it shall have been prejudiced by such failure.

    (b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Article XI shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor;
(ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Loss and Expense suffered by it.

    11.5. Third Person Claims. (a) Subject to Section 11.5(b), the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder, and in any such case the Indemnitor shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that the Indemnitor may participate, through counsel chosen by it at its own expense, in the defense of any such claim, action or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and provided, further, that the Indemnified Party shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnitor shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, such Indemnitor has an obligation to provide indemnification thereunder to such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit without such consent, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld.

    (b) If any third Person claim, action or suit against any Indemnified Party is solely for money damages or, where Seller is the Indemnitor, will have no continuing effect in any material respect on the Business or the Purchased Assets, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnitor has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of the Indemnitor to such payment, settlement or compromise and such consent was unreasonably withheld, in which event no claim for indemnity therefor hereunder shall be waived.

                           ARTICLE XII

                          TERMINATION

    12.1. Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

    (a)  by the mutual consent of Buyer and Seller;

    (b) by Buyer or Seller if the Closing shall not have occurred on or before March 31, 1999 (or such later date as may be mutually agreed to by Buyer and Seller);

    (c) by Buyer in the event of any material breach by Seller of any of Seller's agreements, representations or warranties contained herein and the failure of Seller to cure such breach within seven days after receipt of notice from Buyer requesting such breach to be cured; or

    (d) by Seller in the event of any material breach by Buyer of any of Buyer's agreements, representations or warranties contained herein and the failure of Seller to cure such breach within seven days after receipt of notice from Seller requesting such breach to be cured.

    12.2. Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 12.1 shall give notice of such termination to the other party to this Agreement.

    12.3. Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Article XII, all further obligations of the parties under this Agreement (other than Sections
13.2 and 13.10) shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.


                        ARTICLE XIII

                    GENERAL PROVISIONS

    13.1. Survival of Obligations. All representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement; provided, however, that, except as otherwise provided in Article XI, the representations and warranties contained in Articles V and VI shall terminate on the second anniversary of the Closing Date. Except as otherwise provided herein, no claim shall be made for the breach of any representation or warranty contained in Article V or VI or under any certificate delivered with respect thereto under this Agreement after the date on which such representations and warranties terminate as set forth in this Section.

    13.2. Confidential Nature of Information. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of Buyer, to its counsel, accountants, financial advisors or lenders, and in the case of Seller, to its counsel, accountants or financial advisors). No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Purchased Assets; provided, however, that after the Closing, Buyer may use or disclose any confidential information included in the Purchased Assets or otherwise reasonably related to the Business or the Purchased Assets. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to such party from a source other than such party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

    13.3. No Public Announcement. Neither Buyer nor Seller shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or the rules of any stock exchange, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and Securities and Exchange Commission disclosure obligations.

    13.4. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail or by private courier addressed as follows:

    If to Buyer, to:

    R. R. Donnelley & Sons Company
    77 West Wacker Drive
    Chicago, Illinois 60601-1696
    Attention:   Corporate Secretary

    with a copy to:

    Sidley & Austin
    One First National Plaza
    Chicago, Illinois 60603
    Attention:   David J. Zampa, Esq.


    If to Seller, to:

    The Standard Register Company
    600 Albany Street
    Dayton, Ohio 45408-1442
    Attention:   Corporate Secretary

    with a copy to:

    Dinsmore & Shohl LLP
    50 East Third Street
    Dayton, Ohio 45402
    Attention:   Nicholas C. Hollenkamp, Esq.

or to such other address as such party may indicate by a notice delivered to the other party hereto.

    13.5. Successors and Assigns. (a) Except to the extent provided in Section 4.5, the rights of either party under this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the other. Following the Closing, either party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

    (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and permitted assigns any right, remedy or claim under or by reason of this Agreement.

    13.6. Access to Records After Closing. For a period of six years after the Closing Date, Seller and its representatives shall have reasonable access to all of the books and records of the Division transferred to Buyer hereunder to the extent that such access may reasonably be required by Seller in connection with matters relating to or affected by the operations of the Division prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Seller shall be solely responsible for any costs or expenses
incurred by it pursuant to this Section 13.6.   If Buyer shall
desire to dispose of any of such books and records prior to the expiration of such six-year period, Buyer shall, prior to such disposition, give Seller a reasonable opportunity, at Seller's expense, to segregate and remove such books and records as Seller may select.

    For a period of six years after the Closing Date, Buyer and its representatives shall have reasonable access to all of the books and records relating to the Business which Seller or any of its Affiliates may retain after the Closing Date. Such access shall be afforded by Seller and its Affiliates upon receipt of reasonable
advance notice and during normal business hours.   Buyer shall be
solely responsible for any costs and expenses incurred by it pursuant to this Section 13.6. If Seller or any of its Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Seller shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer's expense, to segregate and remove such books and records as Buyer may select.

    13.7. Entire Agreement; Amendments. This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto, including, without limitation, the Letter Agreement. This Agreement shall not be amended, modified or supplemented, except by a written instrument signed by an authorized representative of each of the parties hereto.

    13.8. Interpretation. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

    13.9. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

    13.10. Expenses. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants. The cost of the commitments for title insurance and surveys described in Section 7.7 and the cost of the title insurance policies described in Section 9.6 shall be paid by Seller.

    13.11. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

    13.12. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Seller and Buyer.

    13.13.   Further Assurances.  On the Closing Date Seller shall
(i) deliver to Buyer such other bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form reasonably satisfactory to Buyer and its counsel, as Buyer may reasonably request or as may be otherwise reasonably necessary to vest in Buyer all the right, title and interest of Seller in, to or under any or all of the Purchased Assets, and (ii) take all steps as may be reasonably necessary to put Buyer in actual possession and control of all the Purchased Assets. From time to time following the Closing, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Purchased Assets, and, in the case of licenses, certificates, approvals, authorizations, agreements, contracts, leases, easements and other commitments included in the Purchased Assets (a) which cannot be transferred or assigned effectively without the consent of third parties, which consent has not been obtained prior to the Closing, to cooperate with Buyer at its request in endeavoring to obtain such consent promptly, and if any such consent is unobtainable, to use its best efforts to secure to Buyer the benefits thereof in some other manner, or (b) which are otherwise not transferable or assignable, to use its best efforts jointly with Buyer to secure to Buyer the benefits thereof in some other manner (including the exercise of the rights of Seller thereunder); provided, however, that nothing herein shall relieve Seller of its obligations under Section 7.3. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any license, certificate, approval, authorization, agreement, contract, lease, easement or other commitment included in the Purchased Assets if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereto.

    13.14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Ohio.


    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.


                           R. R. DONNELLEY & SONS COMPANY


                         By /s/ William L. Davis
                                  William L. Davis
                                  Chairman of the Board


                          THE STANDARD REGISTER COMPANY


                         By /s/ Peter S. Redding
                                   Peter S. Redding
                                   President and Chief
                                   Executive Officer

                              EXHIBIT A

                        COVENANT NOT TO COMPETE


  This Covenant Not to Compete is made and given this _____ day of February, 1999 (this "Covenant"), by The Standard Register Company, an Ohio corporation ("Seller"), to R. R. Donnelley & Sons Company, a Delaware corporation ("Buyer").

                             ARTICLE I
                            DEFINITIONS

  As used herein, the following terms shall have the following meanings;

  A. "Affiliate" means any business organization or entity of any kind in which Seller or any of its subsidiaries, separately or in the aggregate, owns or own a controlling interest, which, in the case of a corporation, shall be deemed to be ownership of 25% or more of the outstanding equity or voting securities of such corporation and, in the case of any business organization or entity of any kind other than the corporation, shall be deemed to be ownership of 25% or more of the outstanding partnership or other equity interests of such organization or entity or 25% or more of the rights generally to elect management of such organization or entity.

B.  "Division" means the Communicolor Division of Seller.

  C. "Direct Mail Solicitation Products" means the Production Run and mailing of a single or multi-event advertising or promotional campaign, the primary purpose of which is the Solicitation of new or repeat business, e.g., a printed credit card solicitation or a magazine subscription solicitation.

  D. "Solicitation" means, in respect of any advertising or promotional campaign, that such campaign is primarily designed to generate a direct, specific response by the recipient, e.g., a return offer to order a magazine subscription.

  E. "Production Run" means a print run and drop mailing of 100,000 pieces or more.

  F. "Fulfillment Services" means periodic mailings to support customers' requests for information, e.g., the printing and mailing of advertizing literature or statement generation, bill paying services, estimation of benefits, tickets, plastic card services or prescription forms.

                          ARTICLE II
                          COVENANT

In consideration of the purchase by Buyer of substantially all of the assets of the Division, the payment of the purchase price therefor and the assumption by Buyer of certain liabilities of the Division, all as provided in the Asset Purchase Agreement dated as of _______________, 1999 (the "Agreement"), between Buyer and Seller, Seller hereby covenants and agrees as follows with Buyer, its successors and assigns, that, for a period of four years immediately following the date hereof:

  A. Neither Seller nor any of its Affiliates, directly or indirectly, shall (i) manufacture, sell, offer to sell, distribute, market or in any manner participate in the sale, distribution or marketing of any Direct Mail Solicitation Products anywhere in the United States of America (the "Restricted Activities"), or (ii) provide any other business organization or entity of any kind with information about the Business (as defined in the Agreement), including, without limitation, information about the manufacturing methods, pricing policies, suppliers or customers of the Business, for the purpose of assisting such other business organization or entity to engage in the Restricted Activities; provided, however, that

    (1) this Covenant shall terminate immediately in the event there occurs a reorganization, merger, consolidation or other corporate transaction involving Seller, in each case, with respect to which the shareholders of Seller immediately prior to such transaction do not, immediately after such transaction, own more than (A) 50% of the combined voting power of the shareholders of Seller; or (B) 50% or more of (i) the outstanding equity or voting securities of the business organization or entity that so acquires Seller (if such organization or entity is a corporation) or (ii) the outstanding partnership or other equity interest of the business organization or entity that so acquires Seller (if such organization or entity is not a corporation);

    (2) this Covenant shall not prevent Seller or any of its Affiliates from acquiring any business organization or entity of any kind that has a subsidiary, division, group, franchise or segment that is engaged in the Restricted Activities (a "Competing Unit") and, following such acquisition, actively engaging in the Restricted Activities of such Competing Unit; provided, however; that the consolidated annual sales of such Competing Unit are less than $25 million at the date of such acquisition;

    (3) this Covenant shall not prevent Seller or any of its Affiliates from acquiring any business organization or entity of any kind that has a Competing Unit and, following such acquisition, actively engaging in the Restricted Activities of such Competing Unit; provided, however, that if the consolidated annual sales of such Competing Unit are $25 million or more at the date of such acquisition, then Seller shall divest itself of the Competing Unit within a reasonable period of time after the date of such acquisition; and

    (4) this Covenant shall not prevent Seller of any of its Affiliates from manufacturing, selling, offering to sell, distributing, marketing or in any manner participating in the sale, distribution or marketing of any Fulfillment Services.

  B. Neither Seller nor any of its Affiliates, directly or indirectly, shall induce or attempt to persuade any employee, agent or customer of the Business to terminate such employment, agency or business relationship in order to enter into any such relationship on behalf of any other business organization in competition with the Business.

  C.   Pending any divestiture required by clause (3) of paragraph
A above, Seller shall use its reasonable best efforts to conduct the business of the Competing Unit so as not to adversely effect the benefit of this Covenant to Buyer, including, without limitation,

    (1) using its reasonable best efforts to isolate the business of the Competing Unit from Seller's other businesses (including, without limitation, the business of which the Competing Unit is or was a part) by, among other things, operating the business of the Competing Unit on a stand-alone basis in respect of employees (including management), production facilities and services provided by Seller or its Affiliates; and

    (2) maintaining the competitive position of the Competing Unit on terms substantially similar to those existing as of the acquisition thereof by Seller.

                            ARTICLE III
                           MISCELLANEOUS

  A. Buyer acknowledges that Seller sells to customers of the Business and others certain products that are not included in the definition of Direct Mail Solicitation Products set forth above. Seller intends to continue to sell such other products and nothing contained in this Covenant shall restrict Seller's ability to sell such other products, even if in competition with Buyer.

  B. In the event of a violation or threatened or intended violation of this Covenant, Buyer shall be entitled, in addition to remedies otherwise available to Buyer, to obtain and enforce injunctions, both preliminary and permanent, enjoining and restraining such violation or threatened or intended violation.

  C. In the event that any provision of this Covenant should ever be deemed to exceed the time, geographic or other limitations permitted by the laws of any jurisdiction in which this Covenant is sought to be enforced, then any such provision shall be reformed to reflect the maximum time, geographic or other limitations permitted by the then-applicable laws of such jurisdiction.

  D. In the event of any violation of this Covenant, the four year time period set forth in this Covenant shall be extended automatically for a period of time equal to the period of time during which Seller was in violation of this Covenant.

  E. Buyer's failure to exercise any right or privilege granted to it by law or by this Covenant or its failure to enforce full performance of any obligation or duty of Seller or its Affiliates hereunder shall not be construed as a waiver of any such right or privilege, or obligation or duty.

  F. No modification of this Covenant shall be valid unless such modification is in writing and signed by Buyer and Seller.

  G. This Covenant shall be governed by and construed in accordance with the laws of the State of Ohio.

    IN WITNESS WHEREOF, the parties hereto have caused this Covenant to be executed the day and year first above written.

            THE STANDARD REGISTER COMPANY


            By __________________________

            Title_________________________


            R. R. DONNELLEY & SONS COMPANY


            By __________________________

            Title_________________________

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

    This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT ("First Amendment") is made and entered into as of March 31, 1999 by and between THE STANDARD REGISTER COMPANY, an Ohio corporation ("Seller"), and R. R. DONNELLEY & SONS COMPANY, a Delaware corporation ("Buyer").

                                  WITNESSETH:

    WHEREAS, Seller and Buyer have entered into the Asset Purchase Agreement, dated as of February 11, 1999 (the "Agreement"), providing for the sale of Purchased Assets (as defined in the Agreement) to Buyer; and

    WHEREAS, Seller and Buyer desire to amend the Agreement in certain respects.

    NOW, THEREFORE, in consideration of the premises and of the agreements herein contained, the parties hereto agree as follows:

    SECTION 1. Amendments to Agreement. Effective as of the date hereof, the Agreement is amended as follows:

    1.1. Schedule 2.2(G) of the Agreement is hereby amended by deleting the references to the following real property leases: San Rafael, CA (BT), HQ Business Centers and Sherman Oaks, CA (BT1),
West Oak.

    1.2. Schedule 2.2H of the Agreement is hereby amended by inserting the following:

    6)  Agreement with United Healthcare of Ohio

    1. 3. The Disclosure Schedules to the Agreement are hereby amended by inserting the following:

Schedule 5.8

See disclosure at paragraph (ii) of Schedule 5.21.

    1.4. Schedule 5.10 of the Agreement is hereby amended by inserting the following:

    San Rafael, CA (BT), HQ Business Centers
    Sherman Oaks, CA (BT1), West Oak

    1.5. Schedule 5.14(A) of the Agreement is hereby amended by inserting the following:

  Following assignment by Seller to Buyer of the unregistered trademark "ACCUMATCH", Buyer shall grant to Seller certain rights to use the ACCUMATCH mark as provided in a Trademark License Agreement, a copy of which is attached hereto as Exhibit A and which shall be executed by Buyer and Seller at the Closing.

    1.6. Schedule 5.21 of the Agreement is hereby amended by inserting the following at the end of paragraph (ii) thereof:

  During the latter part of March, 1999, Seller became aware that the discharge of certain wastewaters from Seller's plant at 190 Milliken Road, Newark, Ohio has not been in compliance with Seller's NPDES Permit because water treatment additives are included in the wastewater being discharged which requires written permission from the Ohio EPA prior to such use and discharge. Such written permission was not obtained. Seller also determined on or about March 29, 1999 that such wastewaters currently have molybdenum content that exceeds the permissible limits for discharge into the sanitary sewer system.

    1.7. Schedule 5.20 of the Agreement is hereby amended by inserting the following:

  On March 19, 1999, an investigator with the Sweepstakes Division of the Office of the Attorney General for the State of Florida contacted Seller by telephone. The investigator stated that he had reviewed a sweepstakes direct mail piece that was produced by the Division and that he was troubled by some of the contents of the document. The investigator stated that the document appeared to contain certain objectionable provisions or features that are contained in other sweepstakes materials that are the subject of pending civil actions in the State of Florida.

    1.8. Section 11.3 of the Agreement is hereby amended by inserting the following:

  (c) In addition to Seller's indemnification obligations as set forth in Section 11.3(a), Seller agrees to undertake and complete, at its sole cost and expense, and to indemnify and hold harmless Buyer for any Loss or Expense without regard to any limitations set forth in this Section 11.3 in connection with the following environmental matters whether or not disclosed:

(i) the residual contamination in the area of the former underground storage tank at the Newark, Ohio property, including, without limitation, any costs to further investigate the extent of contamination and costs to excavate and dispose of or otherwise remediate any impacted soils or groundwater to the extent required by applicable Environmental Law or Governmental Authorities; and

(ii) the rerouting to the sanitary sewer of the current effluent stream containing cooling water now discharged though the Newark, Ohio facility's NPDES permit or, in the alternative, the obtaining of the required permission of the relevant Governmental Authority to discharge the current effluent stream containing cooling water either through the Newark, Ohio facility NPDES outfall or to the sanitary sewer, including, without limitation, any fines or penalties assessed or any costs to correct, including, without limitation, those imposed by the relevant Governmental Authority.


  IN WITNESS WHEREOF, the parties have executed this First Amendment on the date first above written.


              THE STANDARD REGISTER COMPANY


              By: /s/ C.J. Brown

              Its: Senior Vice President-Administration,
                   Treasurer and CFO

              R. R. DONNELLEY & SONS COMPANY


              By: /s/ Joseph C. Lawler

              Its: President, Merchandise Media

Exhibit A

Accumatch Trademark License Agreement






Note: Exhibit A is not filed as part of this Form 8-K, as specified in Section 601(b)(2) of Regulation S-K. Registrant hereby agrees to supplementally furnish a copy of such omitted exhibit to the Securities and Exchange Commission upon request.